Exhibit 10.4

EXECUTION COPY

LEASE FOR

38 SIDNEY STREET

Cambridge, Massachusetts

LANDLORD

THIRTY-EIGHT SIDNEY STREET LIMITED PARTNERSHIP

TENANT

BLUEPRINT MEDICINES CORPORATION

38 SIDNEY STREET

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EXHIBIT A - Basic Lease Terms
EXHIBIT B -Floor Plans Showing Premises
EXHIBIT C - Standard Services
EXHIBIT D - Rules and Regulations
EXHIBIT E - Work Letter
EXHIBIT F - Construction Rules and Regulations
EXHIBIT G - Form of Letter of Credit
EXHIBIT H - Expedited Dispute Resolution
EXHIBIT I - Form of Non-Disturbance Agreement with MIT

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LEASE

ARTICLE I

RECITALS AND DEFINITIONS

Section 1.1 - Recitals.

This Lease (the “Lease”) is entered into as of June 15, 2015, by and between THIRTY-EIGHT SIDNEY STREET LIMITED PARTNERSHIP, a Delaware limited partnership (me “Landlord”) and BLUEPRINT MEDICINES CORPORATION, a Delaware corporation (“Tenant”).

In consideration of the mutual covenants herein set forth, the Landlord and the Tenant do hereby agree to the terms and conditions set forth in this Lease.

Section 1.2 - Definitions.

The following terms shall have the meanings indicated or referred to below:

“Additional Rent” means all charges payable by the Tenant pursuant to this Lease other than Annual Fixed Rent, including without implied limitation the Tenant’s parking charges as provided in Section 2.4; the Tenant’s Tax Expense Allocable to the Premises as provided in Section 3.2; the Tenant’s Operating Expenses Allocable to the Premises in accordance with Section 3.3; amounts payable for special services pursuant to Section 3.5; the Landlord’s share of any sublease or assignment proceeds pursuant to Section 6.8.

“Annual Fixed Rent” - See Exhibit A, and Section 3.1.

“Building” means that certain five-story, 121,622 rentable square foot building located at 38 Sidney Street, Cambridge, Massachusetts in which the Premises are located.

“Commencement Date” - See Section 2.5.

“Common Building Areas” means those portions of the Building which are not part of the Premises and to which the Tenant has appurtenant rights pursuant to Section 2.2.

“External Causes” means collectively, (i) Acts of God, war, civil commotion, fire, flood or other casualty, strikes or other extraordinary labor difficulties, shortages of labor or materials or equipment in the ordinary course of trade, government order or regulations or other cause not reasonably within the Landlord’s or Tenant’s control and not due to the fault or neglect of the Landlord or Tenant.

“Lease Year” means each period of one year during the Term commencing on the Commencement Date or on any anniversary thereof.

“Permitted Uses” - See Exhibit A.

“Premises” means approximately 38,536 rentable square feet representing approximately 25,363 rsf on the second floor of the Building, and 13,173 rsf on the third (3rd) floor of the Building, as defined in Exhibit A.  See Exhibit A, Exhibit B and Section 2.1.

“Property” means, collectively, the Building and the parcel of land on which the Building sits.

“Term”-See Exhibit A.

“University Park” means the area in Cambridge, Massachusetts, bounded on the North side by Massachusetts Avenue and Green Street, on the East side by Landsdowne, Cross and Purrington Streets, on the South side by Pacific Street and on the West side by Brookline Street.

ARTICLE II

PREMISES, PARKING AND OTHER RIGHTS

Section 2.1 - Premises.

The Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, for the Term, the Premises.  The Premises shall exclude the entry and main lobby of the Building, first floor elevator lobby, first floor mail room, the common stairways and stairwells, elevators and elevator wells, boiler room, sprinklers, sprinkler rooms, elevator rooms, mechanical rooms, loading and receiving areas, electric and telephone closets, janitor closets, loading docks and bays, rooftop mechanical penthouses to the extent they house Building equipment, and pipes, ducts, conduits, wires and appurtenant fixtures and equipment serving exclusively or in common other parts of the Building.  If the Premises at any time includes less than the entire rentable floor area of any floor of the Building, the Premises shall also exclude the common corridors, vestibules, elevator lobby and toilets located on such floor.  The Tenant acknowledges that, except as expressly set forth in this Lease, there have been no representations or warranties made by or on behalf of the Landlord with respect to the Premises, the Building or the Property or with respect to the suitability of any of them for the conduct of the Tenant’s business.  Tenant acknowledges that, except as expressly set forth in this Lease, it is accepting the Premises in its present “as-is” condition with no expectation that Landlord will or should perform or contribute toward the cost of any leasehold improvements required to prepare the Premises for Tenant’s occupancy, except as provided otherwise herein.  Provided, however, prior to the Commencement Date, Landlord shall be responsible, at its sole cost and expense, to (i) deliver the base building mechanical systems (HVAC, electrical, life safety, plumbing) and the laboratory systems that exclusively service the Premises (specifically the central vacuum, compressed air, RODI and acid neutralization systems) (collectively, the “Laboratory Systems”), and the Kohler gas fired 100KW emergency generator that exclusively serves the Premises (the “Emergency Generator”) in good operating condition and repair; (ii) decommission the Premises, and (iii) provide HVAC infrastructure that will accommodate Tenant’s needs for 12-15 air changes per hour for all lab spaces currently located in the Premises.  All of Landlord’s obligation in this Section 2.1 shall be referred to collectively as the “Landlord’s Work”.

Section 2.2 - Appurtenant Rights.

The Tenant shall have, as appurtenant to the Premises, the nonexclusive right to use in common with others, subject to reasonable rules of general applicability to occupants of the Building from time to time made by the Landlord of which the Tenant is given notice:  (i) the entry, vestibules and main lobby of the Building, first floor mailroom, the common stairways, elevators, elevator wells, boiler room, elevator rooms, sprinkler rooms, mechanical rooms, electric and telephone closets, janitor closets, loading docks and bays, rooftop mechanical penthouses and shafts to the extent they house Building equipment, and the pipes, sprinklers, ducts, conduits, wires and appurtenant fixtures and equipment serving the Premises in common with others, (ii) common walkways and driveways necessary or reasonably convenient for access to the Building, (iii) access to loading area and freight elevator subject to Rules and Regulations then in effect, and (iv) if the Premises at any time include less than the entire rentable floor area of any floor, the common toilets, corridors, vestibules, and elevator lobby of such floor.  Tenant shall have 24 hour, seven day per week access to the Premises, freight loading docks and freight elevators, subject to the provisions of this Lease and interruption for External Causes, casualty and condemnation.  Landlord shall provide Tenant with access cards for after-hours access.

Additionally, the Tenant shall have, as appurtenant to the Premises (and exclusively for use in connection with the occupancy of the Premises), the nonexclusive right of access to and proportionate use of the roof for the purpose of installing and maintaining mechanical equipment, antennae and dishes which, in each case, have been pre-approved by the Landlord, subject however, to reasonable rules of general applicability to occupants of the Building from time to time made by the Landlord of which the Tenant is given notice, but only to the extent that the Tenant has assumed responsibility for maintenance and repair thereof.  Tenant shall be allocated its proportionate share of available roof and penthouse area for its equipment.  Tenant shall be responsible for all costs relating to the installation, maintenance, and removal of said rooftop and penthouse equipment at the expiration or earlier termination of the Term.

Section 2.3 - Landlord’s Reservations.

(a)                                 The Landlord reserves the right from time to time, without unreasonable interference with the Tenant’s use and with written notice to Tenant, except in emergencies (including the specialized needs of Tenant’s operations which Landlord hereby acknowledges):  (i) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures and equipment, wherever located in the Premises or the Building, provided that the usable area of the Premises is not materially reduced, and (ii) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better for Tenant’s use of the Premises consistent with the Permitted Uses.

(b)                                 Tenant acknowledges that the Park is comprised of several buildings, including the Building and both life science/office buildings (“Commercial Buildings”) and residential buildings (“Residential Buildings”), together with common and publicly accessible landscaped areas, service drives, and sidewalks.  Landlord has established a common scheme for the operation and maintenance of the Park to which this Lease and the other leases of space in the Park are subject pursuant to a legal instrument entitled the “Declaration of Covenants,” provided, however, that the terms and conditions of the Declaration of Covenants shall not diminish in any material and adverse manner any of Tenant’s rights and benefits with respect to the Premises, or materially and adversely increase any of Tenant’s obligations.  Each Commercial Building, and certain of the Residential Buildings, are subject to the Declaration of Covenants, and contribute to the costs and expenses to be shared thereunder.  However, Landlord and Tenant recognize that Residential Buildings may not contribute to such costs and expenses, and therefore, it is agreed that allocation of costs and expenses payable under the Declaration of Covenants among the building owners, the Building’s allocable share of which are Operating Expenses under this Lease, shall be based on an aggregation of all such costs and expenses, less whatever contributions can be collected from the Residential Buildings, and allocated to the Building based on a numerator comprised of the total rentable area of the Building, and the denominator of which is the total rentable area of all of the Commercial Buildings in existence from time to time, or by such other method as Landlord may reasonably determine.

Section 2.4 - Parking.

The Landlord shall provide and the Tenant shall pay for parking privileges for use by the Tenant’s employees, business invitees and visitors in accordance with Exhibit A.  The Landlord shall operate, or cause to be operated, a parking garage known as the 80 Landsdowne Street Garage (the “Garage”) to serve the Building and other buildings in University Park.  The Tenant’s parking privileges shall be located in the Garage and shall be on a nonexclusive basis (i.e., no reserved spaces); provided, however,

Landlord agrees that the Garage shall be operated so as to maintain therein sufficient spaces to accommodate Tenant’s parking privileges described in Exhibit A.  However, in the event the Garage requires maintenance, Landlord reserves the right to temporarily relocate some or all of Tenant’s parking spaces to Landlord’s parking facilities located at 55 Franklin Street, or 30 Pilgrim Street, both in Cambridge, Massachusetts, upon reasonable prior notice to Tenant from Landlord until such reasonable period of time as the maintenance or repairs are complete.  Landlord shall diligently and timely perform the maintenance and repairs in a reasonable manner.  All monthly users will have unlimited access to the Garage twenty-four (24) hours per day, seven days per week.  Additional parking passes may be provided to Tenant on a month-to-month basis, as available.

The Tenant agrees that it and all persons claiming by, through and under it, shall at all times abide by the reasonable rules and regulations promulgated by the Landlord, of which Tenant is given notice, with respect to the use of the parking facilities provided by the Landlord pursuant to this Lease.  If there are any conflicts between the provisions of such rules and regulations and any provisions of this Lease, the provisions of this Lease shall govern.

Charges for Tenant’s parking privileges hereunder shall be at current monthly parking rates (which rates shall be consistent with market parking rates in parking facilities of comparable quality at mixed use office/research parks in East Cambridge/Kendall Square/Cambridgeport), and shall constitute Additional Rent and shall be payable monthly to Landlord at the time and in the fashion in which Annual Fixed Rent under this Lease is payable.

At any time during the Term Landlord shall have the right to assign Landlord’s obligations to provide parking, as herein set forth, together with Landlord’s right to receive Additional Rent for such parking spaces as herein provided, to a separate entity created for the purpose of providing the parking privileges set forth herein.  In such event, Landlord and Tenant agree to execute and deliver appropriate documentation, including documentation with the new entity, reasonably necessary to provide for the new entity to assume Landlord’s obligations to provide the parking privileges to Tenant as specified herein and for the Tenant to pay the Additional Rent attributable to the parking privileges directly to the new entity.  Landlord shall, however, remain primarily liable for the provision of Tenant’s parking privileges.

Section 2.5 - Commencement Date; Rent Commencement Date.

“Commencement Date” as defined in Exhibit A.  The “Rent Commencement Date” as defined in Exhibit A; provided, however, that the Rent Commencement Date shall be delayed on a day for day basis for every day from and after June 15, 2015 that the Premises have not been delivered after such date with Landlord’s Work complete.

Section 2.6 - Extension Option.

Provided that there has been no Event of Default which is uncured and continuing on the part of the Tenant, and that Tenant is, as of the date of exercise of its rights under this Section 2.6, in occupancy of at least seventy (70%) of the Premises for its own business purposes, the Tenant shall have the right to extend the Term hereof for one (1) period of five (5) years (the “Extension Term”) on the following terms and conditions:

(a)                                 Such right to extend die Term shall be exercised by the giving of notice by Tenant to Landlord at least twelve (12) months prior to the expiration of the Initial Term (the “Extension Notice Deadline Date”).  Upon the giving of such notice on or before the Extension Notice Deadline Date, this Lease and the Term hereof shall be extended for the additional term, as specified above, without the necessity for the execution of any additional documents except a document memorializing the Annual Fixed Rent for the applicable Extension Term to be determined as set forth below; provided, however, that failure of the parties to execute such a document shall not invalidate the exercise of the extension option.  Time shall be of the essence with respect to the Tenant’s giving notice to extend the Term on or before the Extension Notice Deadline Date.  In no event may the Tenant extend the Term under this Section 2.6 for more than five (5) years after the expiration of the Initial Term, unless Landlord and Tenant shall mutually agree to such an extension.

(b)                                 The Extension Term shall be upon all the terms, conditions and provisions of this Lease, except the Annual Fixed Rent during such Extension Term shall be the then Extension Rental Value of the Premises for such Extension Term, to be determined under this Section 2.6.

(c)                                  For purposes of the Extension Term described in this Section 2.6, the Extension Fair Rental Value of the Premises shall mean the then current fair market annual rent for leases of other space in die Kendall Square/East Cambridge/Cambridgeport submarkets of a comparable nature and quality similarly improved, taking into account the condition to which such premises have been improved (excluding Removable Alterations) and the economic terms and conditions specified in this Lease that will be applicable thereto, including the savings, if any, due to the absence or reduction of brokerage commissions.  The Landlord and Tenant shall endeavor to agree upon the Extension Fair Rental Value of the Premises within thirty (30) days after the Tenant has exercised the option for the Extension Term.  If the Extension Fair Rental Value of the Premises is not agreed upon by the Landlord and the Tenant within this time frame, each of the Landlord and the Tenant shall retain a real estate professional with at least ten (10) years continuous experience in the business of appraising or marketing similar commercial real estate in the Cambridge, Massachusetts area who shall, within thirty (30) days of his or her selection, prepare a written report summarizing his or her conclusion as to the Extension Fair Rental Value.  The Landlord and the Tenant shall simultaneously exchange such reports; provided, however, if either party has not obtained such a report as of the last day of the thirty (30) day period referred to above in this Section 2.6, then the determination set forth in the other party’s report shall be final and binding upon the parties.  If both parties receive reports within such time and the lower determination is within ten percent (10%) of the higher determination, then the average of these determinations shall be deemed to be the Extension Fair Rental Value for the Premises.  If these determinations differ by more than ten percent (10%), then the Landlord and the Tenant shall mutually select a person with the qualifications stated above (the “Final Professional”) to resolve the dispute as to the Extension Fair Rental Value for the Premises.  If the Landlord and the Tenant cannot agree upon the designation of the Final Professional within ten (10) days of the exchange of the first valuation reports, either party may apply to the American Arbitration Association, the Greater Boston Real Estate Board, or any successor thereto, for the designation of a Final Professional.  Within ten (10) days of the selection of the Final Professional, the Landlord and the Tenant shall each submit to the Final Professional a copy of their respective real estate professional’s determination of the Extension Fair Rental Value for the Premises.  The Final Professional shall then, within thirty (30) days of his or her selection, prepare a written report summarizing his or her conclusion as to the Extension Fair Rental Value (the “Final Professional’s Valuation”), which shall be a selection of either Landlord’s or Tenant’s determination and shall not be a separate valuation.  The Final Professional shall give notice of the Final Professional’s Valuation to the Landlord and the Tenant and such decision shall be final and binding upon the Landlord and the Tenant.  In the event that the commencement of the Extension Term occurs prior to a final determination of the Extension Fair Rental Value therefor (the “Extension Rent Determination Date”), then the Tenant shall pay the Annual Fixed Rental at the greater of (i) the rate specified by the Landlord in its proposed Extension Fair Rental Value or (ii) the then applicable Fixed Rental Rate (such greater amount being referred to as the “Interim Rent”).  If the Annual Fixed Rent as finally determined for such Extension Term is determined to be greater than the Interim Rent, then the Tenant shall pay to the Landlord the amount of the underpayment for the period from the end of the Initial Term of this Lease until the Extension Rent Determination Date within thirty (30) days of the Extension Rent Determination Date.  If the Annual Fixed Rent as finally determined for the Extension Term is determined to be less than the Interim Rent, then the Landlord shall credit the amount of such overpayment against the monthly installments of Annual Fixed Rent coming due after the Extension Rent Determination Date.

ARTICLE III

RENT AND OTHER PAYMENTS

Section 3.1 - Annual Fixed Rent.

From and after the Rent Commencement Date (as defined in Exhibit A), the Tenant shall pay, without notice or demand, monthly installments of one-twelfth (1/12th) of the Annual Fixed Rent in effect and applicable to the Premises in advance for each full calendar month of the Term following the Rent Commencement Date and of the corresponding fraction of said one-twelfth (1/12th) for any fraction of a calendar month at the Rent Commencement Date or end of the Term.  The Annual Fixed Rent applicable to the Premises during the Term shall be as set forth in Exhibit A.

On the first anniversary of the Rent Commencement Date, and on each anniversary thereafter, Annual Fixed Rent for the Premises shall increase to an amount equal to one hundred three percent (103%) of the Annual Fixed Rent immediately preceding such anniversary.

Section 3.2 - Real Estate Taxes.

From and after the Rent Commencement Date, during the Term, the Tenant shall pay to the Landlord, as Additional Rent, the Tenant’s Tax Expenses Allocable to the Premises (as such term is hereinafter defined) in accordance with this Section 3.2.  The terms used in this Section 3.2 are defined as follows:

(a)                                 “Tax Year” means the 12-month period beginning July 1 each year or if the appropriate governmental tax fiscal period shall begin on any date oilier than July 1, such other date.

(b)                                 “The Tenant’s Tax Expense Allocable to the Premises” means that portion of the Landlord’s Tax Expenses for a Tax Year which bears the same proportion thereto as the Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Building, provided that, in the event that the Premises are improved to a standard which is higher than other portions of the Property and the Property is re-assessed at a higher value as a result, as expressly indicated in the documentation from the assessor, Tenant shall also be responsible to pay such portion of the Real Estate Taxes on the Property with respect to any Tax Year as is appropriate so that the Tenant bears the portion of the Real Estate Taxes which are properly allocable to the Premises, as reasonably determined by Landlord using good faith commercially reasonable judgment based on assessment values and other information with respect to the Premises and the Building made available by the assessing authorities (Landlord’s determination of such allocation shall take into account the rate of appreciation, if any, of real property in the City of Cambridge from the date of the prior assessment to the date of the new assessment, and the portion of any increased assessment on the Property which is allocable to any such general increase in the value of the real property in the City of Cambridge shall not be allocated disproportionately to Tenant).

(c)                                  “The Landlord’s Tax Expenses” with respect to any Tax Year means the aggregate Real Estate Taxes on the Property with respect to that Tax Year, reduced by any abatement receipts with respect to that Tax Year.

(d)                                 “Real Estate Taxes” means (i) all real property taxes and special assessments of every kind and nature assessed by any governmental authority on the applicable property, but excluding any income taxes payable by Landlord as a result of payments made to Landlord by Tenant or any other tenant at the Property; and (ii) reasonable expenses of any proceedings for abatement of such taxes or special assessments.  Any special assessments to be included within the definition of “Real Estate Taxes” shall be limited to the amount of the installment (plus any interest thereon) of such special tax or special assessment (which shall be payable over the longest period permitted by law) required to be paid during the Tax Year in respect of which such taxes are being determined.  There shall be excluded from such taxes all income, estate, succession, inheritance, excess profit, franchise and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on the Landlord a capital levy or other tax on the gross rents received with respect to the Property, or a federal, state, county, municipal or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so based, shall be deemed to be included within the term “Real Estate Taxes.”

Payments by the Tenant on account of the Tenant’s Tax Expenses Allocable to the Premises shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent and shall be in an amount of the greater of (i) one-twelfth (l/12th) of the Tenant’s Tax Expenses Allocable to the Premises for the current Tax Year as reasonably estimated by the Landlord, or (ii) an amount reasonably estimated by any ground lessor of the Land or holder of a first mortgage on the Property, to be sufficient, if paid monthly, to pay the Landlord’s Tax Expenses on the dates due to the taxing authority.

Not later than ninety (90) days after the Landlord’s Tax Expenses are determinable for the first Tax Year of the Term or fraction thereof and for each succeeding Tax Year or fraction thereof during the Term, the Landlord shall render the Tenant a statement in reasonable detail showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Property, and any abatements or refunds of such taxes.  Expenses incurred in obtaining any tax abatement or refund may be charged against such tax abatement or refund before the adjustments are made for the Tax Year.  If at the time such statement is rendered it is determined with respect to any Tax Year, that the Tenant has paid (i) less than the Tenant’s Tax Expenses Allocable to the Premises or (ii) more than the Tenant’s Tax Expenses Allocable to the Premises, then, in the case of (i) the Tenant shall pay to the Landlord, as Additional Rent, within thirty (30) days of such statement the amount of such underpayment and, in the case of (ii) the Landlord shall credit the amount of such overpayment against the monthly installments of the Tenant’s Tax Expenses Allocable to the Premises next thereafter coming due (or refund such overpayment within thirty (30) days if the Term has expired and the Tenant has no further obligation to the Landlord).

To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the statement to be furnished by the Landlord shall be rendered and payments made on account of such installments.  Notwithstanding the foregoing provisions, no decrease in Landlord’s Tax Expenses with respect to any Tax Year shall result in a reduction of the amount otherwise payable by Tenant if and to the extent said decrease is attributable to vacancies in the Building, rather than to a reduction in the assessed value of the Property as a whole or a reduction in the tax rate.  Landlord shall, upon Tenant’s request therefor, provide Tenant with copies of all applicable tax bills, statements, records and the like, as well as copies of Landlord’s calculations and all other relevant information.

Section 3.3 - Operating Expenses.

From and after the Rent Commencement Date, during the Term the Tenant shall pay to the Landlord, as Additional Rent, the Tenant’s Operating Expenses Allocable to the Premises, as hereinafter defined, in accordance with this Section 3.3.  The terms used in this Section 3.3 are defined as follows:

(a)                                 “The Tenant’s Operating Expenses Allocable to the Premises” means that portion of the Operating Expenses for the Property which bears the same proportion thereto as the Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Building.

(b)                                 “Operating Expenses for the Property” means Landlord’s reasonable cost of operating, cleaning, maintaining and repairing the Property, and shall include without limitation, the cost of services on Exhibit C; premiums for insurance carried pursuant to Section 7.4; the amount deductible from any insurance claim actually made by Landlord during the time period in question (which amount is currently $50,000.00, and which amount may be increased during the Term and any Extension Term provided such increase is reasonable and customary); reasonable compensation and all fringe benefits, worker’s compensation insurance premiums and payroll taxes paid to, for or with respect to all persons (University Park/Building general manager and below, provided that such charges shall be prorated to reflect the percentage of rentable square feet of the Building as compared to all of the commercial rentable square feet at University Park) directly engaged in the operating, maintaining or cleaning of the Property; interior landscaping and maintenance; steam, water, sewer, gas, oil, electricity, telephone and other utility charges (excluding such utility charges either separately metered or separately chargeable to tenants for additional or special services and those charges related to the cost of operating base Building equipment not used by Tenant, cost of providing conditioned water for HVAC services; cost of building and cleaning supplies; the costs of routine environmental management programs operated by Landlord; market rental costs for equipment used in the operating, cleaning, maintaining or repairing of the Property, or the applicable fair market rental charges in the case of equipment owned by the Landlord; cost of cleaning; cost of maintenance, repairs and replacements; cost of snow removal; cost of landscape maintenance; security services; payments under service contracts with independent contractors; management fees at market rates; the cost of any capital improvement either required by law or regulation first in effect after the Commencement Date of this Lease or which reduces the Operating Expenses for the Property or which improves the management and operation of the Property in a manner acceptable to Tenant, which cost shall be amortized in accordance with generally accepted accounting principles over the useful life of such item, together with interest on the unamortized balance calculated at the rate from time to time announced by Bank of America, NA. as its prime rate; charges reasonably allocated to the Building for the operating, cleaning, maintaining and repairing of University Park common areas and amenities; and all other reasonable and necessary expenses paid in connection with the operation, cleaning, maintenance and repair of the Property.  If, for any reason portions of the Rentable Area of the Building not included in the Premises were not occupied by tenants or the Landlord was not supplying all tenants with the services being supplied under the Lease or any tenants in the Building were supplied with a lesser level of standard services than those supplied to the Tenant under this Lease, Landlord’s Operating Expenses for the Property shall include the amounts reasonably determined by Landlord which would have been incurred if ninety-five percent (95%) of the rentable area in the Building were occupied and were supplied with the same level of standard services as supplied to the Tenant under this Lease.

Operating Expenses for the Property shall not include the following:  the Landlord’s Tax Expense; cost of repairs or replacements (i) resulting from eminent domain takings, (ii) to the extent reimbursed by insurance, or (iii) required, above and beyond ordinary periodic maintenance, to maintain in serviceable condition the major structural elements of the Building, including the roof, exterior walls and floor slabs; replacement or contingency reserves; ground lease rents or payment of debt obligations; costs incurred due to negligent acts or omissions of Landlord, Landlord’s agents, contractors or employees, or any other tenant of the Building; legal and other professional fees for matters not relating to the normal administration and operation of the Property; promotional, advertising, public relations or brokerage fees and commissions paid in connection with services rendered for securing or renewing leases; lease up and tenant improvement costs for space other than the Premises in the Building; costs of capital improvements not permitted hereinabove; expenses incurred in the maintenance, repair and operation of the Garage; legal expenses relating to other tenants; interest and all other payments made upon loans to Landlord or secured by a mortgage or deed of trust covering the Property or a portion thereof; salaries of employees and officers of Landlord above the level of general manager or comparable; depreciation; specific costs incurred for the account of, or separately billed to and paid by specific tenants of University Park; the cost of any work or services performed for any other property other than University Park; any cost included in Operating Expenses representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid on an arms-length basis in the absence of such relationship; costs and expenses to clean up or remediate Hazardous Materials; and separately metered or sub metered utilities for other tenants in the Building.  The Landlord’s Operating Expenses shall be reduced by the amount of any proceeds, payments, credits or reimbursements which the Landlord receives from sources other than tenants and which are applicable to such Operating Expenses for the Property.

Payments by the Tenant for its share of the Operating Expenses for the Property shall be made in monthly installments of one-twelfth (1/12 ) of Tenant’s share of Operating Expenses.  The amount so to be paid to the Landlord shall be an amount from time to time reasonably estimated by the Landlord to be sufficient to aggregate a sum equal to the Tenant’s share of the Operating Expenses for the Property for each calendar year.

Not later than ninety (90) days after the end of each calendar year or fraction thereof during the Term or fraction thereof at the end of the Term, the Landlord shall render the Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of the Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, the Operating Expenses for the Property and the Tenant’s Operating Expenses Allocable to the Premises.  Said statement to be rendered to the Tenant also shall show for the preceding calendar year or fraction thereof, as the case may be, the amounts of Operating Expenses already paid by the Tenant.  If at the time such statement is rendered it is determined with respect to any calendar year, that the Tenant has paid (i) less than the Tenant’s Operating Expenses Allocable to the Premises or (ii) more than the Tenant’s Operating Expenses Allocable to the Premises, then, in the case of (i) the Tenant shall pay to the Landlord, as Additional Rent, within thirty (30) days of such statement the amounts of such underpayment and, in the case of (ii) the Landlord shall credit the amount of such overpayment against the monthly installments of the Tenant’s Operating Expenses Allocable to the Premises next thereafter coming due (or refund such overpayment within thirty (30) days if the Term has expired and the Tenant has no further obligation to the Landlord).

Tenant may, after ten (10) days’ prior written notice to Landlord given within ninety (90) days of Landlord’s delivery to Tenant of a statement of Operating Expenses for the Property, during Landlord’s regular business hours and at Tenant’s sole cost and expense, inspect Landlord’s books and records relating to Operating Expenses for the Property.  Such books and records shall be made available at the Property unless such books and records are regularly kept at Landlord’s corporate offices in Cleveland, Ohio, in which case they will be made available for Tenant’s inspection in Cleveland, Ohio.  Tenant shall keep all information relating to Operating Expenses for the Property strictly confidential and shall in no event, whatsoever, disclose such information to any third party other than to Tenant’s attorneys and accountants in connection with proceedings concerning this Lease.  Landlord’s statement shall by notice of Tenant to Landlord given within thirty (30) days of the expiration of the aforesaid one hundred twenty (120) day period, be subject to Expedited Dispute Resolution, as set forth on Exhibit H hereto.  If it is determined that Landlord’s statement has overstated the Operating Expenses for the Property for any calendar year by more than five percent (5%) then Landlord shall reimburse Tenant for its reasonable audit costs incurred in connection with this paragraph.  If Landlord’s statement is determined not to have overstated Operating Expenses for the Property, Tenant shall reimburse Landlord for its reasonable audit costs incurred in connection with this paragraph.

Section 3.4 - Other Utility Charges.

During the Term, the Tenant shall pay directly to the provider of the service all separately metered charges for gas and electricity furnished to the Premises, and shall pay to Landlord as Additional Rent its pro rata share of water and sewer which shall be prorated to reflect Tenant’s proportional usage based upon Tenant’s proportional occupancy of the Building.  Landlord acknowledges that all other tenant spaces in the Building are separately metered.

Section 3.5 - Above-standard Services.

If the Tenant requests and the Landlord elects to provide any services to the Tenant in addition to those described in Exhibit C, the Tenant shall pay to the Landlord, as Additional Rent, the amount billed by Landlord for such services at Landlord’s standard rates as from time to time in effect.  If the Tenant has requested that such services be provided on a regular basis, the Tenant shall, if requested by the Landlord, pay for such services at the time and in the fashion in which Annual Fixed Rent under this Lease is payable.  Otherwise, the Tenant shall pay for such additional services within thirty (30) days after receipt of an invoice from the Landlord.  Landlord shall have the right from time to time to inspect Tenant’s utility meters and to install timers thereon at Tenant’s expense for purposes of monitoring above-standard service usage.  Tenant shall pay for such work within thirty (30) days after receipt of an invoice from Landlord.

Section 3.6 - No Offsets.

Annual Fixed Rent and Additional Rent shall be paid by the Tenant without offset, abatement or deduction except as provided herein.

Section 3.7 - Net Lease.

It is understood and agreed that this Lease is a net lease and that the Annual Fixed Rent is absolutely net to the Landlord excepting only the Landlord’s obligations to pay any debt service or ground rent on the Property, to provide the Landlord’s services, and to pay the real estate taxes and operating expenses which the Tenant is not required to pay under this Lease.

ARTICLE IV

ALTERATIONS

Section 4.1 - Consent Required for Tenant’s Alterations.

The Tenant shall not make alterations or additions to the Premises except in accordance with (i) reasonable construction rules and regulations from time to time promulgated by Landlord and applicable to Tenants in the Building (a current copy of which is attached hereto as Exhibit F), and (ii) plans and specifications therefor first approved by the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  In addition, Tenant may make non-structural alterations affecting only the interior of the Premises, and not adversely affecting building systems, costing less than $50,000.00 in any one instance (or in the aggregate with respect to related alterations) without Landlord’s prior written consent, but subject to the other terms of this Lease and provided that Tenant provides notice of such alterations within a reasonable time after the completion of the same.  The Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which (i) will affect any structural or exterior element of the Building, any area or element outside of the Premises, or any ‘ facility serving any area of the Building outside of the Premises or any publicly accessible major interior features of the Building, (ii) constitute non-standard office/laboratory improvements and will require significant expense to readapt the Premises to substantially the same condition of the Premises as of the date hereof unless the Tenant first gives assurance acceptable to the Landlord that such readaptation will be made prior to such termination without expense to the Landlord, or (iii) which would not be compatible with existing mechanical or electrical, plumbing, HVAC or other systems in the Building, in each case, as reasonably determined by the Landlord.  Landlord will not charge Tenant any coordination, overhead or contractor supervision fees.  However, Landlord shall be reimbursed for any third-party, out-of-pocket expenses incurred by Landlord in connection with the review and approval of Tenant’s plans, specifications, improvements and construction.

Section 4.2 - Ownership of Alterations.

All alterations and additions shall be part of the Building and owned by the Landlord.  With respect to alterations and additions requiring prior notice to Landlord and the consent of Landlord, if Tenant fails to inform Landlord (as and to the extent required under this Lease) at least ten (10) days prior to the installation of the alteration or addition, thereby preventing Landlord from making a determination as to whether it will want such addition or alteration removed from the Premises prior to its installation, then Landlord may require such removal without exception.  Otherwise, additions and alterations made by Tenant may be surrendered upon the expiration of the Term unless Landlord requires removal by notice to Tenant at the time Landlord approves such additions and alterations.  All movable trade fixtures and furnishings not attached to the Premises shall remain the property of the Tenant and shall be removed by the Tenant upon termination or expiration of this Lease.  The Tenant shall repair any damage caused by the removal of any alterations, additions or personal property from the Premises, including the Removable Equipment (as defined below).  Landlord and Tenant agree that prior to the Rent Commencement Date, Tenant shall provide a list to Landlord of equipment that Tenant has attached to the walls or floors of the Premises, and/or hard-wired or plumbed to the electrical, plumbing or mechanical systems of the Premises, together with evidence indicating that such equipment was not purchased with the Leasehold Improvements Allowance (the “Removable Equipment”).  Notwithstanding the foregoing provisions of this Section 4.2, Tenant shall be permitted to remove the Removable Equipment from the Premises at the end of the Term, provided that such Removable Equipment shall be removed by Tenant with reasonable care and diligence, including the capping off of all utility connections behind the adjacent interior finish, and the restoration of such interior finish to the extent necessary so that the Premises are left with complete wall, ceiling and floor finishes.

Section 4.3 - Construction Requirements for Alterations.

All construction work by the Tenant shall be done in a good and workmanlike manner employing only first-class materials and in compliance with Landlord’s reasonable construction rules and regulations and with all applicable laws and all lawful ordinances, regulations and orders of Governmental authority and insurers of the Building.  The Landlord or Landlord’s authorized agent may (but without any implied obligation to do so) inspect the work of the Tenant at reasonable times with prior notice to Tenant and shall give notice of observed defects.  All of the Tenant’s alterations and additions and installation of furnishings shall be coordinated with any work being performed by the Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by contractors or workmen first approved by the Landlord, which approval the Landlord agrees not to unreasonably withhold, condition or delay (Landlord shall provide its written consent or written notice of its reason for withholding consent within ten (10) days of any request for consent from Tenant).  The Tenant, before starting any work, shall receive and comply with Landlord’s construction rules and regulations applicable to all tenants in the Building and shall cause Tenant’s contractors to comply therewith, shall secure all licenses and permits necessary therefor and shall deliver to the Landlord a statement of the names of all its contractors and subcontractors performing work with a value in excess of $50,000 and the estimated cost of all labor and material to be furnished by them and security satisfactory to the Landlord protecting the Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor engaged to perform work to carry worker’s compensation insurance in statutory amounts covering all the contractors’ and subcontractors’ employees and comprehensive general public liability insurance with limits of $1,000,000 (individual)/$3,000,000 (occurrence), or in such lesser amounts as Landlord may accept, covering personal injury and death and property damage (all such insurance to be written in companies approved reasonably by the Landlord and insuring the Landlord, such individuals and entities affiliated with the Landlord as the Landlord may designate, and the Tenant as well as the contractors and to contain a requirement for at least thirty (30) days’ notice to the Landlord prior to cancellation, nonrenewal or material change), and to deliver to the Landlord certificates of all such insurance.

Section 4.4 - Payment for Tenant Alterations.

Except as otherwise set forth herein, Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by the Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and promptly to discharge any such liens which may so attach.  If any such lien shall be filed against the Premises or the Property and the Tenant shall fail to cause such lien to be discharged within ten (10) business days after the filing thereof, the Landlord may cause such lien to be discharged by payment, bond or otherwise without investigation as to the validity thereof or as to any offsets or defenses which the Tenant may have with respect to the amount claimed.  The Tenant shall reimburse the Landlord, as Additional Rent, for any cost so incurred and shall indemnify and hold harmless the Landlord from and against any and all claims, costs, damages, liabilities and expenses (including reasonable attorneys’ fees) which may be incurred or suffered by the Landlord by reason of any such lien or its discharge.

Section 4.5 - Leasehold Improvements Allowance and Base Building Allowance.

In connection with Tenant’s execution of this Lease, Tenant shall perform certain improvements to the Premises, as mutually agreed upon by Landlord and Tenant (the “Improvements”).  Tenant acknowledges and agrees that the Improvements shall include (but shall not be limited to) the creation of laboratory space with supporting office space.  Landlord shall provide to Tenant the Leasehold

Improvements Allowance set forth in Exhibit A, which shall be paid and used in accordance with the provisions of the Work Letter attached to this Lease as Exhibit E.  Landlord shall also provide to Tenant the Base Building Allowance set forth in Exhibit A, which shall be paid and used only in accordance with the provisions of the Work Letter attached to this Lease as Exhibit E.

ARTICLE V

RESPONSIBILITY FOR CONDITION OF BUILDING AND PREMISES

Section 5.1 - Maintenance of Building and Common Areas by Landlord.

Except as otherwise provided in Article VIII, the Landlord shall make such repairs to the major structural elements of the Building, including the roof, exterior walls and floor slabs as may be necessary to keep and maintain the same in good condition and maintain and make such repairs to the Common Building Areas as may be necessary to keep them in good order, condition and repair, including without limitation, the glass in the exterior walls of the Building, and all mechanical systems and equipment serving the Building and not exclusively serving the Premises.  The Landlord shall further perform the services on Exhibit C hereto.  The Landlord shall in no event be responsible to the Tenant for any condition in the Premises or the Building caused by an act or neglect of the Tenant, or any invitee or contractor of the Tenant.  Provided that Tenant performs the maintenance obligations set forth in Section 5.2 below, Landlord shall be responsible for any capital replacements.  Landlord’s costs in performing such services and the expense associated with such capital replacements shall be reimbursed by the Tenant to the extent provided in Section 3.3.  Except as specifically set forth herein, Tenant accepts the Premises in its as-is condition.

Section 5.2 - Maintenance of Premises by Tenant.

The Tenant shall keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof and all Building and mechanical equipment exclusively serving the Premises, reasonable wear and tear excepted and further excepting those repairs for which the Landlord is responsible pursuant to Section 5.1 and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain, and shall surrender the Premises and all alterations and additions thereto, at the end of the Term, in such condition, first removing all goods and effects of the Tenant and, to the extent specified by the Landlord by notice to the Tenant, all alterations and additions made by the Tenant, which Tenant has not elected to retain in accordance with the terms of Sections 4.2 and 5.2, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat.  The Tenant shall not permit or commit any waste, and the Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damages to common areas in the Building by the Tenant, or any of the contractors or invitees of the Tenant.  Mechanical, HVAC, the Laboratory Systems and the Emergency Generator shall be maintained in good order, condition and repair.  Tenant shall, upon request, provide evidence reasonably satisfactory to Landlord that it has available the necessary expertise to properly conduct and carry out this responsibility, either through persons employed by the Tenant or through contracts with independent service organizations, or a combination thereof.  All charges incurred by Landlord in connection with such work, whether by independent organizations or in accordance with reasonable rates assigned to employees of Landlord or Landlord’s affiliates, shall be promptly reimbursed by Tenant as Additional Rent.

Section 5.3 - Delays in Landlord’s Services.

The Landlord shall not be liable to the Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of the Landlord or its agents entering the Premises for any purposes authorized in this Lease, or for repairing the Premises or any portion of the Building.  In case the Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on the Landlord’s part, by reason of any External Cause, the Landlord shall not be liable to the Tenant therefor, nor, except as expressly otherwise provided in this Lease, shall the Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in the Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

The Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency, until necessary repairs have been completed; provided, however, that in each instance of stoppage, the Landlord shall exercise reasonable diligence to eliminate the cause thereof.  Except in case of emergency repairs, the Landlord will give the Tenant reasonable advance written notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to the Tenant by reason thereof.  In no event shall the Landlord have any liability to the Tenant for the unavailability of heat, light or any utility or service to be provided by the Landlord to the extent that such unavailability is caused by External Causes, provided, however, that the Landlord is obligated to exercise reasonable efforts to restore such services or utility systems’ operation as soon as possible.

Notwithstanding anything contained herein to the contrary, in the event Landlord shall fail to provide the services it is required to provide to Tenant hereunder for any reason other than due to Tenant’s acts or omissions, and as a result thereof, Tenant is reasonably unable to use or conduct its operations on part or all of the Premises, Tenant shall be entitled to (i) proportionate abatement of rent (including but not limited to abatement of Tenant’s Tax Expenses and Tenant’s Operating Expenses) for the period Tenant is reasonably unable to use or conduct its operations on part or all of the Premises, or (ii) terminate this Lease if Landlord is unable to restore such services within three (3) months from the date of interruption.  Tenant shall have the right to terminate this Lease as aforesaid by written notice to Landlord at any time after the expiration of such three (3) month period, and such termination shall be effective as of the date of the interruption in service.  To the extent any such unavailability is caused primarily by the action or inaction of Landlord, it’s servants, agents, employees, contractors, licensees, invitees or any persons claiming by, through or under Landlord, and (i) Landlord fails to commence commercially reasonable corrective action within ten (10) days after Tenant notifies Landlord of such unavailability, or (ii) Landlord, upon commencing commercially reasonable corrective action within ten (10) days after Tenant notifies Landlord of such unavailability, fails to restore the services within thirty (30) days after Tenant notifies Landlord of such unavailability, Tenant shall have the right to restore such service at Landlord’s cost and expense.

ARTICLE VI

TENANT COVENANTS

The Tenant covenants during the Term and for such further time as the Tenant occupies any part of the Premises:

Section 6.1 - Permitted Uses.

The Tenant shall occupy the Premises only for the Permitted Uses, which include, but are not limited to, general business and administrative offices, laboratory and biotechnology research and development, animal experimentation and related activities thereto.  The Tenant shall not injure or deface the Premises or the Property, nor permit in the Premises any auction sale.  The Tenant shall give written notice to the Landlord of any materials on OSHA’s right to know list or which are subject to regulation by any other federal, state, municipal or other governmental authority and which the Tenant intends to have present at the Premises.  The Tenant shall comply with all requirements of public authorities and of the Board of Fire Underwriters in connection with methods of storage, use and disposal thereof.  The Tenant shall not permit in the Premises any nuisance, or the emission from the Premises of any objectionable noise, odor or vibration, nor use or devote the Premises or any part thereof for any purpose which is contrary to law or ordinance or liable to invalidate or increase premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building, nor commit or permit any waste in or with respect to the Premises, nor generate, store or dispose of any oil, toxic substances, hazardous wastes, or hazardous materials (each a, “Hazardous Material”), or permit the same in or on the Premises or any parking areas provided for under this Lease, unless first giving Landlord notice thereof.  The Tenant shall not dump, flush or in any way introduce any Hazardous Materials into septic, sewage or other waste disposal systems serving the Premises or any parking areas provided for under this Lease, except as specifically permitted by government license or permit.  The Tenant will indemnify the Landlord and its successors and assigns against all claims, loss, cost, and expenses including attorneys’ fees, incurred as a result of any contamination of the Building or any other portion of University Park with Hazardous Materials by the Tenant or Tenant’s contractors, licensees, invitees, agents, servants or employees.  Tenant shall provide to Landlord herewith copies of all licenses and permits Tenant has been required to obtain prior to handling any such Hazardous Materials.  Tenant shall further provide to Landlord evidence satisfactory to Landlord from Tenant’s consultant preparing any regulatory filings for licensing or permitting to handle Hazardous Materials setting forth in reasonable detail all licenses and/or permits that Tenant is required to obtain or will obtain prior to the Commencement Date and that such licenses and/or permits are valid and in full force and effect.  Tenant shall have received all such licenses and/or permits prior to commencement of its operations in the Premises.  From time to time hereafter upon thirty (30) days advance notice from Landlord, Tenant will provide Landlord with such updated provisions of Sections 6.1 and 6.2 as the Landlord may reasonably request.  Upon request by the Landlord, Tenant shall immediately remove any material or substances which are not in compliance with this Section 6.1.  The Landlord represents and warrants to the Tenant that, to the best of Landlord’s knowledge, the Permitted Uses are in compliance with all current land use and zoning restrictions applicable to the Premises, subject to the terms and conditions thereof.  Tenant shall have no liability for any environmental condition or violation of law that exists in the Premises as of the date of this Lease unless such liability is due to Tenant’s act or omission.

Section 6.2 - Laws and Regulations.

The Tenant shall comply with all federal, state and local laws, regulations, ordinances, executive orders, federal guidelines, and similar requirements in effect from time to time, including, without limitation, City of Cambridge ordinances numbered 1005, 1053,1086 and any subsequently adopted ordinance for employment and animal experimentation with respect to animal experiments and hazardous waste and any such requirements pertaining to employment opportunity, anti-discrimination and affirmative action.  Tenant shall have the right to contest any notice of violation for any of the foregoing by appropriate proceedings diligently conducted in good faith.  Landlord represents and warrants that the Premises are in compliance with applicable laws.  Landlord shall cause the common areas of the Building and the Property to comply with all applicable legal requirements, including, without limitation the Americans with Disabilities Act.

Section 6.3 - Rules and Regulations.

The Tenant shall not obstruct in any manner any portion of the Property not hereby leased; shall not permit the placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and shall comply with all reasonable rules and regulations of uniform application to all occupants of the Building now or hereafter made by the Landlord, of which the Tenant has been given notice, for the care and use of the Property and the parking facilities relating thereto.  The Landlord shall not be liable to the Tenant for the failure of other occupants of the Building to conform to any such rules and regulations, however Landlord shall uniformly enforce the Rules and Regulations.  Notwithstanding anything contained in this Lease (including all exhibits) to the contrary, Tenant shall have the right, at Tenant’s expense, to install a sign or signs with its corporate logo at the entrance to the Premises on each level of the Building occupied, in part or in full, by Tenant, and, at Landlord’s expense, shall have its name listed in the Building directory located in the Building’s main lobby, subject to the prior approval of such sign by Landlord, which approval shall not be unreasonably withheld or delayed Tenant may use the Leasehold Improvements Allowance to pay for signage.

Section 6.4 - Safety Compliance.

The Tenant shall keep the Premises equipped with all safety appliances required by law or ordinance or any other regulations of any public authority because of any non-office use made by the Tenant and to procure all licenses and permits so required because of such use and, if requested by the Landlord, do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way the Tenant’s Permitted Uses.  Tenant shall conduct such periodic tests, evaluations or certifications of safety appliances and laboratory equipment as are required or recommended in accordance with generally accepted standards for good laboratory practice to ensure that such safety appliances and equipment remain in good working order, and shall provide to Landlord copies of such reports, evaluations and certifications as they are periodically obtained by Tenant or upon ten (10) days advance notice from Landlord (but only to the extent that Tenant has failed to previously provide any such reports).

Section 6.5 - Landlord’s Entry.

The Tenant shall permit the Landlord and its agents (which agents shall be identified to Tenant and reasonably approved by Tenant for entry), after 48 hours prior notice and at times reasonably acceptable to Tenant, except in the case of emergencies, to enter the Premises at all reasonable hours for the purpose of inspecting or of making repairs to the same, monitoring Tenant’s compliance with the requirements and restrictions set forth in this Lease, and for the purpose of showing the Premises to prospective purchasers and mortgagees at all reasonable times and to prospective tenants (during the last nine (9) months of the Term or after notice of termination by the Tenant has been received by Landlord) provided that in connection with such entry, Tenant may provide procedures reasonably designed so as not to jeopardize Tenant’s trade secrets, proprietary technology or critical business operations.

Section 6.6 - Floor Load.

The Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law.  Further, Tenant shall not move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as the Landlord shall in each instance authorize.  The Tenant’s machines and mechanical equipment shall be placed and maintained by the Tenant at the Tenant’s expense in settings sufficient to absorb or prevent vibration or noise that may be transmitted to the Building structure or to any other space in the Building.

Section 6.7 - Personal Property Tax.

The Tenant shall pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed.  Tenant shall have the right to contest the validity or amount of any such taxes by appropriate proceedings diligently conducted in good faith.

Section 6.8 - Assignment and Subleases.

The Tenant shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease, or sublet (which term, without limitation, shall include granting of concessions, licenses and the like) the whole or any part of the Premises without, in each instance, having first received the consent of the Landlord which consent shall not be unreasonably withheld, conditioned or delayed.  Except as specifically permitted herein, any assignment or sublease made without such consent shall be void.  The Landlord shall not be deemed to be unreasonable in withholding its consent to any proposed assignment or subletting by the Tenant based on any of the following factors:

(a)                                 The business of the proposed occupant is not consistent with the image and character which the Landlord desires to promote for the Building.

(b)                                 The proposed assignment, mortgage or pledge would in any way materially diminish Landlord’s rights with respect to the Premises.

(c)                                  The proposed occupant is not sufficiently creditworthy in the reasonable opinion of Landlord based on a comparison of the creditworthiness of other similarly-situated companies in the same industry as the proposed occupant.

Notwithstanding anything to the contrary contained in this Section, Tenant shall have the right to assign or otherwise transfer this Lease or the Premises, or part of the Premises, without obtaining the prior consent of Landlord, (a) to its parent corporation, to a wholly owned subsidiary, to a corporation which is wholly owned by the same corporation which wholly owns Tenant, to an entity directly or indirectly controlling, controlled by or under common control with Tenant, any entity owning or controlling fifty percent (50%) or more of the outstanding voting interest of Tenant, or any entity of which Tenant owns or controls fifty percent (50%) or more of the voting interests, provided that (i) the transferee shall, prior to the effective date of the transfer, deliver to Landlord instruments evidencing such transfer and its agreement to assume and be bound by all the terms, conditions and covenants of this Lease to be performed by Tenant, all in form reasonably acceptable to Landlord, and (ii) at the time of such transfer there shall not be an uncured Event of Default under this Lease; or (b) to the purchaser of all or substantially all of its assets, any entity resulting from the merger or consolidation of Tenant, any successor entity resulting from a bona fide reorganization or Tenant, or to any entity into which the Tenant may be merged or consolidated (along with all or substantially all of its assets) (the “Acquiring Company”), provided that (i) the net assets of the Acquiring Company at the time of the transfer or merger shall not be less than the greater of (x) the net assets of the Tenant as of the date of this Lease, or (y) the net assets of Tenant immediately prior to such transfer, (ii) the Acquiring Company continues to operate the business conducted in the Premises consistent with the Permitted Uses described in Exhibit A hereto, (iii) the Acquiring Company shall assume in writing, in form reasonably acceptable to Landlord, all of Tenant’s obligations under this Lease, (iv) Tenant shall provide to Landlord such additional information regarding the Acquiring Company as Landlord shall reasonably request, and (v) Tenant shall pay Landlord’s reasonable expenses incurred in connection therewith (up to a maximum amount of $5,000.00).  Unless Landlord shall have objected to such assignment or transfer by Tenant within ten (10) business days following Landlord’s receipt of the information or items described in (b)(i) and (iii) above, Landlord shall be deemed to have waived its right to object thereto.  The transfers described in this paragraph are referred to hereinafter as “Permitted Transfers.” Notwithstanding any other provision of this Lease, any public offering of shares or other ownership interest in Tenant or any private equity financing of Tenant by one or more investors who regularly invest in private companies shall not be deemed an assignment and shall not be subject to Landlord approval.

Whether or not the Landlord consents, or is required to consent, to any assignment or subletting, the Tenant named herein (to the extent that the Tenant continues to exist as a distinct entity separate and apart from the entity to which the Lease is assigned) shall remain fully and primarily liable for the obligations of the tenant hereunder, including, without limitation, the obligation to pay Annual Fixed Rent and Additional Rent provided under this Lease.

The Tenant shall give the Landlord notice of any proposed sublease or assignment, whether or not the Landlord’s consent is required hereunder, specifying the provisions of the proposed subletting or assignment, including (i) the name and address of the proposed subtenant or assignee, (ii) a copy of the proposed subtenant’s or assignee’s most recent annual financial statement, (iii) all of the terms and provisions upon which the proposed subletting or assignment is to be made.  The Tenant shall reimburse the Landlord promptly for reasonable legal and other expenses incurred by the Landlord in connection with any request by the Tenant for consent to any assignment or subletting, in the aggregate amount of up to $5,000.00.  If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anyone other than the Tenant, the Landlord may, at any time during the continuance of an Event of Default hereunder without cure, collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the prohibitions contained in this Section 6.8 or the acceptance of the assignee, sublessee or occupant as a tenant, or a release of the Tenant from the further performance by the Tenant of covenants on the part of the Tenant herein contained.  After deducting reasonable and ordinary sublease transaction expenses (including, without limitation, any broker’s commission, legal fees and leasehold improvements), the Tenant shall pay to the Landlord fifty percent (50%) of any amounts the Tenant receives from any subtenant or assignee as rent, additional rent or other forms of compensation or reimbursement other than those which are less than or equal to the then due and payable proportionate monthly share of Annual Fixed Rent, Additional Rent and all other monies due to Landlord pursuant to this Lease (allocable in the case of a sublease to that portion of the Premises being subleased).  The consent by the Landlord to an assignment or subletting shall not be construed to relieve the Tenant from obtaining the express consent in writing of the Landlord to any further assignment or subletting.

Landlord may elect, prior to approving or disapproving any proposed assignment or sublease of the Premises, to repossess the portion of the Premises that was proposed to be subleased or assigned.  Landlord shall provide Tenant with written notice of its election to repossess die portion of the Premises that Tenant proposes to sublease or assign within fifteen (15) business days after receipt of notice from Tenant.  Landlord may thereafter lease the Premises in such a manner as the Landlord may in its sole discretion determine.  In the event Landlord elects to repossess the Premises as provided above, then all of the Tenant’s rights and obligations hereunder with respect to the Premises shall cease and shall be of no further force and effect.  The provisions of this paragraph shall not apply to Permitted Transfers.

ARTICLE VII

INDEMNITY AND INSURANCE

Section 7.1 - Indemnity.

(a)                                 To the maximum extent this agreement may be made effective according to law, the Tenant shall defend the Landlord from and against all claims, proceedings, causes of actions and suits brought by third parties (collectively, “Claims”) and shall indemnify and hold harmless the Landlord from and against any resultant costs and expenses (including but not limited to reasonable attorneys’ fees), losses or liabilities which the Landlord may be required to pay to third parties to the extent the Claim arises from any breach by Tenant of any obligation of Tenant under this Lease or from any act, omission or negligence of the Tenant, or the Tenant’s contractors, licensees, invitees, agents, servants or employees, or arising from any accident, injury or damage whatsoever caused to any person or property, occurring after the date that possession of the Premises is first delivered to the Tenant and until the end of the Term and thereafter, so long as the Tenant is in occupancy of any part of the Premises, in or about the Premises or arising from any accident, injury or damage occurring outside the Premises but within the Building, on the Land, on the access roads and ways, in the parking facilities provided pursuant to the Lease, within University Park or any adjacent area maintained by Landlord or any individual or entity affiliated with Landlord, where such accident, injury or damage results, from the negligence or willful misconduct of the Tenant or the Tenant’s agents or employees, licensees, invitees, servants or contractors.  Notwithstanding the foregoing, the Tenant’s obligations under this Section 7.1(a) shall not apply to the extent such Claims arise or result from a matter for which the Landlord is obligated to indemnify the Tenant as set forth in Section 7.1(b).

(b)                                 To the maximum extent this agreement may be made effective according to law, the Landlord shall defend the Tenant from and against all Claims and shall indemnify and hold harmless the Tenant from and against any resultant costs and expenses (including but not limited to reasonable attorneys’ fees), losses or liabilities which the Tenant may be required to pay to third parties to the extent due to loss of life, bodily or personal injury or property damage, arising from the negligence or willful misconduct of Landlord, its agents, employees or contractors which occur in or about the Premises or arising from any accident, injury or damage occurring outside the Premises but within the Building, on the Land, on the access roads and ways, in the parking facilities provided pursuant to the Lease, within University Park or any adjacent area maintained by Landlord or any individual or entity affiliated with Landlord., Notwithstanding the foregoing, the Landlord’s obligations under this Section 7.1(b) shall not apply to the extent such Claims arise or result from a matter for which the Tenant is obligated to indemnify Landlord as set forth in Section 7.1 (a).

Section 7.2 - Liability Insurance.

The Tenant agrees to maintain in full force from the date upon which the Tenant first enters the Premises for any reason, throughout the Term, and thereafter, so long as the Tenant is in occupancy of any part of the Premises, a policy of commercial general liability insurance under which the Landlord (and any individuals or entities affiliated with the Landlord, any ground lessor and any holder of a mortgage on the Property of whom the Tenant is notified by the Landlord) and the Tenant are named as additional insureds, and under which the insurer provides a contractual liability endorsement insuring against all cost, expense and liability arising out of or based upon any and all claims, accidents, injuries and damages described in Section 7.1, in the broadest form of such coverage from time to time available.  Tenant shall deliver to Landlord a certificate of such insurance.  The minimum limits of liability of such insurance as of the Commencement Date shall be Five Million Dollars ($5,000,000.00) in the aggregate for combined bodily injury (or death) and damage to property ($3,000,000.00 per occurrence), and from time to time during the Extension Term such limits of liability shall be increased to reflect such higher limits as are customarily required pursuant to new leases of space in the Boston-Cambridge area with respect to similar properties.

Section 7.3 - Personal Property at Risk.

The Tenant agrees that all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of the Tenant and of all persons claiming by, through or under the Tenant which, during the continuance of this Lease or any occupancy of the Premises by the Tenant or anyone claiming under the Tenant which, during the continuance of this Lease or any occupancy of the Premises by the Tenant or anyone claiming under the Tenant, may be on the Premises or elsewhere in the Building or on the Lot or parking facilities provided hereby, shall be at the sole risk and hazard of the Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by the Landlord, except that the Landlord shall in no event be exonerated from any liability to the Tenant or to any person, for any injury, loss, damage or liability to the extent caused by Landlord’s, its agents, employees, licensees, invitees, servants or contractors gross negligence or willful misconduct.

Section 7.4 - Landlord’s Insurance.

The Landlord shall carry such casualty and liability insurance upon and with respect to operations at the Building, as may from time to time be deemed reasonably prudent by the Landlord or required by any mortgagee holding a mortgage thereon or any ground lessor of the Land, and in any event, special form or all risk property insurance in an amount equal to the replacement value of the Building, exclusive of foundations, site preparation and other nonrecurring construction costs.

Section 7.5 - Waiver of Subrogation.

Any insurance carried by either party with respect to the Building, Land, Premises, parking facilities or any property therein or occurrences thereon shall, without further request by either party, if it can be so written without additional premium, or with an additional premium which the other party elects to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss.  Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss, including, without limitation, injury or loss caused by negligence of such other party, due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder or the amount of insurance required to be carried hereunder, whichever is greater.

ARTICLE VIII

CASUALTY AND EMINENT DOMAIN

Section 8.1 - Restoration Following Casualties.

If, during the Term, the Building or Premises shall be damaged by fire or casualty, subject to the exceptions and limitations provided below, the Landlord shall proceed promptly to exercise reasonable efforts to restore the Building or Premises to substantially the condition thereof at the time of such damage, but the Landlord shall not be responsible for delay in such restoration which may result from any External Cause.  The Landlord shall have no obligation to expend in the reconstruction of the Building more than the actual amount of the insurance proceeds made available to the Landlord by its insurer and not retained by the Landlord’s mortgagee or ground lessor.  Any restoration of the Building or the Premises shall be altered to the extent necessary to comply with then current laws and applicable codes.

Section 8.2 - Landlord’s Termination Election.

If the Landlord reasonably determines that the amount of insurance proceeds available to the Landlord is insufficient to cover the cost of restoring the Building or if in the reasonable opinion of the Landlord the Building has been so damaged that it is appropriate for the Landlord to raze or substantially alter the Building, then the Landlord may terminate this Lease by giving notice to the Tenant within sixty (60) days after the date of the casualty, provided that Landlord also terminates the leases of all other affected tenants in the Building.  Any such termination shall be effective on the date designated in such notice from the Landlord, but in any event, not later than sixty (60) days after such notice, and if no date is specified, effective upon the date of the Casualty or Taking.

Section 8.3 - Tenant’s Termination Election.

Unless the Landlord has earlier advised the Tenant of the Landlord’s election to terminate this Lease pursuant to Section 8.2, or to restore the Premises (which restoration Landlord has reasonably estimated in written notice to Tenant will take no more than nine (9) months to complete) and maintain this Lease in effect pursuant to Section 8.1, the Tenant shall have the right after the expiration of ninety (90) days after any casualty which materially impairs a material portion of the Premises to give a written notice to the Landlord requiring the Landlord within ten (10) days thereafter to exercise or waive any right of the Landlord to terminate this Lease pursuant to Section 8.2 as a result of such casualty and if the Landlord fails to give timely notice to the Tenant waiving any right under Section 8.2 to terminate this Lease based on such casualty, or if such notice from Landlord indicates that restoration will require more than nine (9) months to complete, die Tenant shall be entitled, within five (5) business days after the expiration of such ten (10) day period, or receipt of notice of such period of restoration, as applicable, to give notice to the Landlord terminating this Lease.  Where the Landlord is obligated to exercise reasonable efforts to restore the Premises, unless such restoration is completed within nine (9) months from the date of the casualty or taking, such period to be subject, however, to extension where the delay in completion of such work is due to External Causes (but in no event beyond nine (9) months from the date of the casualty or taking), the Tenant shall have the right to terminate this Lease at any time after the expiration of such nine-month (as extended) period until the restoration is substantially completed, such termination to take effect as of the date of the Casualty or Taking.

Section 8.4 - Casualty at Expiration of Lease.

If the Premises shall be damaged by fire or casualty in such a manner that the Premises cannot, in the ordinary course, reasonably be expected to be repaired within one hundred and twenty (120) days from the commencement of repair work and such damage occurs within the last eighteen (18) months of the Term (as the same may have been extended prior to such fire or casualty), either party shall have the right, by giving notice to the other not later than sixty (60) days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such Casualty.

Section 8.5 - Eminent Domain.

Except as hereinafter provided, if the Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for the Tenant’s purposes, shall be taken by condemnation or right of eminent domain, the Landlord or the Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after the effective date of such taking.  If so much of the Building shall be so taken that the Landlord determines that it would be appropriate to raze or substantially alter the Building, the Landlord shall have the right to terminate this Lease by giving notice to the Tenant of the Landlord’s desire to do so not later than thirty (30) days after the effective date of such taking.

Should any part of the Premises be so taken or condemned during the Term, and should this Lease be not terminated in accordance with the foregoing provisions, the Landlord agrees to use reasonable efforts to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable, subject, however, to applicable laws and codes then in existence and to the availability of sufficient proceeds from the eminent domain taking not retained by any mortgagee or ground lessor.

Section 8.6 - Rent After Casualty or Taking.

If the Premises shall be damaged by fire or other casualty, except as provided below, the Annual Fixed Rent and Additional Rent shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by the Tenant, from and after the date of the Casualty or Taking until the Premises shall be restored to substantially the same condition as immediately prior to such Casualty or Taking.  In the event of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Fixed Rent shall be abated for the remainder of the Term.

Section 8.7 - Taking Award.

Except as otherwise provided in Section 8.7, the Landlord shall have and hereby reserves and accepts, and the Tenant hereby grants and assigns to the Landlord, all rights to recover for damages to the Building and the Land, and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, the Tenant hereby grants and assigns to the Landlord, all rights to such damages or compensation.  Nothing contained herein shall be construed to prevent the Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by the Landlord from the taking authority pursuant to the preceding sentence.

ARTICLE IX

DEFAULT

Section 9.1 - Tenant’s Default.

Each of the following shall constitute an Event of Default:

(a)                                 Failure on the part of the Tenant to pay the Annual Fixed Rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable, if such condition continues for five (5) business days after written notice that the same are due; provided, however if Tenant shall fail to pay any of the foregoing (after receipt by Tenant of written notice from Landlord) when due two (2) times in any period of twelve (12) consecutive months, then Landlord shall not be required to give notice to Tenant of any future failure to pay during the remainder of the Term and any extension thereof, and such failure shall thereafter constitute an Event of Default if not cured within five (5) business days after the same are due.

(b)                                 Failure on the part of the Tenant to perform or observe any other term or condition contained in this Lease if the Tenant shall not cure such failure within thirty (30) days after written notice from the Landlord to the Tenant thereof, provided that in the case of breaches of obligations under this Lease which are susceptible to cure but cannot be cured within thirty (30) days through the exercise of due diligence, so long as the Tenant commences such cure within thirty (30) days, such breach remains susceptible to cure, and the Tenant diligently pursues such cure, such breach shall not be deemed to create an Event of Default.

(c)                                  The taking of the estate hereby created on execution or by other process of law; or a judicial declaration that the Tenant is bankrupt or insolvent according to law; or any assignment of the property of the Tenant for the benefit of creditors; or the appointment of a receiver, guardian, conservator, trustee in bankruptcy or other similar officer to take charge of all or any substantial part of the Tenant’s property by a court of competent jurisdiction; or the filing of an involuntary petition against the Tenant under any provisions of the bankruptcy act now or hereafter enacted if the same is not dismissed within ninety (90) days; the filing by the Tenant of any voluntary petition for relief under provisions of any bankruptcy law now or hereafter enacted.

If an Event of Default shall occur and be continuing without cure, then, in any such case, whether or not the Term shall have begun, the Landlord lawfully may, immediately or at any time thereafter, give written notice to the Tenant specifying the Event of Default and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term, and the Tenant will then quit and surrender the Premises to the Landlord, but the Tenant shall remain liable as hereinafter provided.

Section 9.2 - Damages.

In the event that this Lease is terminated, the Tenant covenants to pay to the Landlord forthwith on the Landlord’s demand, as compensation, an amount (the Lump Sum Payment) equal to the excess, if any, of the discounted present value of the total rent reserved for the remainder of the Term over the then discounted present fair rental value of the Premises for the remainder of the Term.  In calculating the rent reserved, there shall be included, in addition to the Annual Fixed Rent and all Additional Rent, the value of all other considerations agreed to be paid or performed by the Tenant over the remainder of the Term.  In calculating the amounts to be paid by the Tenant under the foregoing covenant, the Tenant shall be credited with the net proceeds of any rent obtained by reletting the Premises, after deducting all the Landlord’s expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting and Landlord shall use commercially reasonable efforts to relet the Premises.  The Landlord shall use commercially reasonable efforts to relet the Premises, or any part or parts thereof, for a term or terms which may, at the Landlord’s option, exceed or be equal to or less than the period which would otherwise have constituted the balance of the Term, and may grant such concessions and free rent as the Landlord in its reasonable commercial judgment considers advisable or necessary to relet the same and shall make such alterations, repairs and improvements in the Premises as the Landlord in its reasonable commercial judgment considers advisable or necessary to relet the same.  No action of the Landlord in accordance with foregoing or failure to relet or to collect rent under reletting shall operate to release or reduce the Tenant’s liability except as provided herein.  The Landlord shall be entitled to seek to rent other properties of the Landlord prior to reletting the Premises.

Section 9.3 - Cumulative Rights.

The specific remedies to which the Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by the Tenant of any provisions of this Lease.  In addition to the other remedies provided in this Lease, the Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.  Nothing contained in this Lease shall limit or prejudice the right of the Landlord to prove for and obtain in proceedings for bankruptcy, insolvency or like proceedings by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

Section 9.4 - Landlord’s Self-help.

If the Tenant shall at any time default in the performance of any obligation under this Lease, the Landlord shall have the right, but not the obligation, after any applicable cure period and upon reasonable, but in no event more than ten (10) days’, notice to the Tenant (except in case of emergency in which case no notice need be given), to perform such obligation.  The Landlord may exercise its rights under this Section without waiving any other of its rights or releasing the Tenant from any of its obligations under this Lease.

Section 9.5 - Enforcement Expenses; Litigation.

In the event that either party prevails in litigation commenced to enforce any right or obligation hereunder, such party shall be entitled to recover from the other party all reasonable costs and expenses incurred by such party in connection with the litigation.

If either party hereto be made or becomes a party to any litigation commenced by or against the other party by or against a third party, or incurs costs or expenses related to such litigation, involving any part of the Property and the enforcement of any of the rights, obligations or remedies of such party, then the party becoming involved in any such litigation because of a claim against such other party hereto shall receive from such other party hereto all costs and reasonable attorneys’ fees incurred by such party in such litigation.

Section 9.6 - Interest on Overdue Payments.

Any Annual Fixed Rent and Additional Rent not paid within any applicable grace period shall bear interest from the date due to the Landlord until paid at the variable rate (the “Default Interest Rate”) equal to the higher of (i) the rate at which interest accrues on amounts not paid when due under the terms of the Landlord’s financing for the Building, as from time to time in effect, and (ii) one and one-half percent (1.5%) per month.

Section 9.7 - Landlord’s Right to Notice and Cure.

The Landlord shall in no event be in default in the performance of any of the Landlord’s obligations hereunder unless and until the Landlord shall have failed to perform such obligations within thirty (30) days after notice by the Tenant to the Landlord expressly specifying wherein the Landlord has failed to perform any such obligation, provided that in the case of breaches of obligations under this Lease which are susceptible to cure but cannot be cured within thirty (30) days through the exercise of due diligence, so long as the Landlord commences such cure within thirty (30) days, such breach remains susceptible to cure, and the Landlord diligently pursues such cure, such breach shall not be deemed an event of default under this Agreement.  In the event of a breach or default of this Agreement by the Landlord, Tenant shall be afforded any and all rights and remedies afforded at law or in equity.

ARTICLE X

MORTGAGEES’ AND GROUND LESSORS’ RIGHTS

Section 10.1 - Subordination.

This Lease shall, at the election of the holder of any mortgage or ground lease on the Property, be subject and subordinate to any and all mortgages or ground leases on the Property, so that the lien of any such mortgage or ground lease shall be superior to all rights hereby or hereafter vested in the Tenant.  Notwithstanding the foregoing, Tenant’s rights under this Lease and use and enjoyment of the Premises shall not be disturbed by any such mortgagee or ground lessor so long as there is no uncured Event of Default, and, as a condition to any obligation to subordinate this Lease, Tenant shall be entitled to receive executed agreements from same to such effect.

Section 10.2 - Prepayment of Rent not to Bind Mortgagee.

No Annual Fixed Rent, Additional Rent, or any other charge payable to the Landlord shall be paid more than thirty (30) days prior to the due date thereof under the terms of this Lease and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee or ground lessor) be a nullity as against such mortgagee or ground lessor and the Tenant shall be liable for the amount of such payments to such mortgagee or ground lessor.

Section 10.3 - Tenant’s Duty to Notify Mortgagee; Mortgagee’s Ability to Cure.

No act or failure to act on the part of the Landlord which would entitle the Tenant under the terms of this Lease, or by law, to be relieved of the Tenant’s obligations to pay Annual Fixed Rent or Additional Rent hereunder or to terminate this Lease, shall result in a release or termination of such obligations of the Tenant or a termination of this Lease unless (i) the Tenant shall have first given written notice of the Landlord’s act or failure to act to the Landlord’s mortgagees or ground lessors of record, if any, of whose identity and address the Tenant shall have been given notice, specifying the act or failure to act on the part of the Landlord which would give basis to the Tenant’s rights; and (ii) such mortgagees or ground lessors, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, which shall include a reasonable time for such mortgagee or ground lessors, but in no event more than thirty (30) days after receipt of such notice, to obtain possession of the Property if possession is necessary for the mortgagee or ground lessor to correct or cure the condition and if the mortgagee or ground lessor notifies the Tenant of its intention to take possession of the Property and correct or cure such condition.

Section 10.4 - Estoppel Certificates.

The Tenant shall from time to time, upon not less than fifteen (15) days’ prior written request by the Landlord, execute, acknowledge and deliver to the Landlord a statement in writing certifying to the Landlord or an independent third party, with a true and correct copy of this Lease attached thereto, to the extent such statements continue to be true and accurate, (i) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications); (ii) that the Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and to perform its other covenants under this Lease (or if there are any defenses, offsets, or counterclaims, setting them forth in reasonable detail); (iii) that there are no known uncured defaults of the Landlord or the Tenant under this Lease (or if there are known defaults, setting them forth in reasonable detail); (iv) the dates to which the Annual Fixed Rent, Additional Rent and other charges have been paid; (v) that the Tenant has accepted, is satisfied with, and is in full possession of the Premises, including all improvements, additions and alterations thereto required to be made by Landlord under the Lease; (vi) that the Landlord has satisfactorily complied with all of the requirements and conditions precedent to the commencement of the Term of the Lease as specified in the Lease; (vii) that the Tenant has been in occupancy since the Commencement Date and paying rent since the specified dates; (viii) that no monetary or other considerations, including, but not limited to, rental concessions for Landlord, special tenant improvements or Landlord’s assumption of prior lease obligations of Tenant have been granted to Tenant by Landlord for entering into Lease, except as specified; (ix) that Tenant has no notice of a prior assignment, hypothecation, or pledge of rents or of the Lease; (x) that the Lease represents the entire agreement between Landlord and Tenant; and (xi) such other statements of fact with respect to the Tenant and this Lease as the Landlord may reasonably request.  On the Commencement Date, the Tenant shall, at the request of the Landlord, promptly execute, acknowledge and deliver to the Landlord a statement in writing that the Commencement Date has occurred, that the Annual Fixed Rent has begun to accrue and that the Tenant has taken occupancy of the Premises.  Any statement delivered pursuant to this Section may be relied upon by any prospective purchaser, mortgagee or ground lessor of the Premises and shall be binding on the Tenant.

Landlord shall from time to time, upon not less than fifteen (15) days’ prior written request by the Tenant, execute, acknowledge and deliver to the Tenant a statement in writing certifying to the Tenant or an independent third party, with a true and correct copy of this Lease attached thereto, to the extent such statements continue to be true and accurate (i) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications); (ii) that the Landlord has no knowledge of any defenses, offsets or counterclaims against its obligations to perform its covenants under this Lease (or if there are any defenses, offsets, or counterclaims, setting them forth in reasonable detail); (iii) that there are no known uncured defaults of the Tenant or the Landlord under this Lease (or if there are known defaults, setting them forth in reasonable detail); (iv) the dates to which the Annual Fixed Rent, Additional Rent and other charges have been paid, and (v) that the Tenant is in full possession of the Premises, including all improvements, additions and alterations thereto required to be made by Landlord under the Lease; (vi) that the Tenant has satisfactorily complied with all of the requirements and conditions precedent to the commencement of the Term of the Lease as specified in the Lease; (vii) that the Tenant has been in occupancy since the Commencement Date and paying rent since the specified dates; (viii) that no monetary or other considerations, including, but not limited to, rental concessions for Landlord, special tenant improvements or Landlord’s assumption of prior lease obligations of Tenant have been granted to Tenant by Landlord for entering into the Lease, except as specified; (ix) such other statements of fact with respect to the Tenant and this Lease as the Tenant may reasonably request.  Any statement delivered pursuant to this Section may be relied upon by any prospective lender of Tenant, any prospective assignee or subtenant of Tenant or any prospective purchaser of Tenant or Tenant’s assets, and shall be binding on the Landlord.

ARTICLE XI

MISCELLANEOUS

Section 11.1 - Notice of Lease.

The Tenant agrees not to record this Lease, but upon request of either party, both parties shall execute and deliver a memorandum of this Lease in form appropriate for recording or registration, an instrument acknowledging the Commencement Date of the Term, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

Section 11.2 - Notices.

Whenever any notice, approval, consent, request, election, offer or acceptance is given or made pursuant to this Lease, it shall be in writing.  Communications and payments shall be addressed, if to the Landlord, at the Landlord’s Address for Notices as set forth in Exhibit A or at such other address as may have been specified by prior notice to the Tenant; and if to the Tenant, at the Tenant’s Address for Notices or at such other place as may have been specified by prior notice to the Landlord.  Any communication so addressed shall be deemed duly given on the earlier of (i) the date received or (ii) on the third business day following the day of mailing if mailed by registered or certified mail, return receipt requested.  If the Landlord by notice to the Tenant at any time designates some other person to receive payments or notices, all payments or notices thereafter by the Tenant shall be paid or given to the agent designated until notice to the contrary is received by the Tenant from the Landlord.

Section 11.3 - Authority.

Landlord represents and warrants that the individual executing this Lease on behalf of Landlord is duly authorized to execute and deliver this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms.

Tenant represents and warrants that the individual executing this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms.

Section 11.4 - Successors and Limitation on Liability on the Landlord.

The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successor Landlord shall be liable only for obligations accruing during the period of its ownership.  The obligations of the Landlord shall be binding upon the assets of the Landlord consisting of an equity ownership of the Property (and including any proceeds realized from the sale of such Property) but not upon other assets of the Landlord and neither the Tenant, nor anyone claiming by, under or through the Tenant, shall be entitled to obtain any judgment creating personal liability on the part of the Landlord or enforcing any obligations of the Landlord against any assets of the Landlord other than an equity ownership of the Property.

Section 11.5 - Waivers by the Landlord.

The failure of the Landlord or the Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.  The receipt by the Landlord of Annual Fixed Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach.  In the event of a breach or default of this Agreement by Landlord, any decision not to terminate this Lease shall not be deemed a waiver of such breach by Tenant.  No provision of this Lease shall be deemed to have been waived by the Landlord or the Tenant, as the case may be, unless such waiver is in writing signed by the Landlord or the Tenant, as the case may be.  No consent or waiver, express or implied, by the Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

Section 11.6 - Acceptance of Partial Payments of Rent.

No acceptance by the Landlord of a lesser sum than the Annual Fixed Rent and Additional Rent then due shall be deemed to be other than a partial installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and the Landlord may accept such check or payment without prejudice to the Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.  The delivery of keys to any employee of the Landlord or to the Landlord’s agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

Section 11.7 - Interpretation and Partial Invalidity.

If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.  The titles of the Articles are for convenience only and not to be considered in construing this Lease.  This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter.

Section 11.8 - Quiet Enjoyment.

So long as no Event of Default remains uncured, the Tenant shall peaceably and quietly have, hold and enjoy the Premises free of any claims by, through or under the Landlord.

Section 11.9 - Brokerage.

Each party represents and warrants to the other that it has had no dealings with any broker or agent in connection with this Lease other than Colliers International New England, LLC and Transwestern/RBJ (“Acknowledged Brokers”) and shall indemnify and hold harmless the other from claims for any brokerage commission to a broker other than the Acknowledged Brokers arising out of the other party’s actions.

Section 11.10 - Surrender of Premises and Holding Over.

The Tenant shall surrender possession of the Premises on the last day of the Term and the Tenant waives the right to any notice of termination or notice to quit.  The Tenant covenants that upon the expiration or sooner termination of this Lease, it shall, without notice, deliver up and surrender possession of the Premises in the same condition in which the Tenant has agreed to keep the same during the continuance of this Lease and in accordance with the terms hereof, normal wear and tear and damage by fire or other casualty excepted, first removing therefrom all goods and effects of the Tenant and any leasehold improvements Landlord specified for removal pursuant to Section 4.2, and repairing all damage caused by such removal.  Upon the expiration of this Lease or if the Premises should be abandoned by the Tenant, or this Lease should terminate for any cause, and at the time of such expiration, abandonment or termination, the Tenant or Tenant’s agents, subtenants or any other person should leave any property of any kind or character on or in the Premises, the fact of such leaving of property on or in the Premises shall be conclusive evidence of intent by the Tenant, and individuals and entities deriving their rights through the Tenant, to abandon such property so left in or upon the Premises, and such leaving shall constitute abandonment of the property.  Landlord shall have the right and authority without notice to the Tenant or anyone else, to remove and destroy, or to sell or authorize disposal of such property, or any part thereof, without being in any way liable to the Tenant therefor and the proceeds thereof shall belong to the Landlord as compensation for the removal and disposition of such property.

If the Tenant fails to surrender possession of the Premises upon the expiration or sooner termination of this Lease, the Tenant shall pay to Landlord, as rent for any period after the expiration or sooner termination of this Lease an amount equal to one hundred fifty percent (150%) of the Annual Fixed Rent and the Additional Rent required to be paid under this Lease as applied to any period in which the Tenant shall remain in possession.  Acceptance by the Landlord of such payments shall not constitute a consent to a holdover hereunder or result in a renewal or extension of the Tenant’s rights of occupancy.  Such payments shall be in addition to and shall not affect or limit the Landlord’s right of re-entry, Landlord’s right to collect such damages as may be available at law, or any other rights of the Landlord under this Lease or as provided by law.

Section 11.11 - Ground Lease.

This Lease is in all respects subject to the ground lease (the “Ground Lease”) between the Landlord as lessee and Massachusetts Institute of Technology (“MIT”) as lessor dated as of August 20, 1986, as amended.  If any provision of the Ground Lease shall be inconsistent with the provisions of this Lease, the provisions of the Ground Lease shall be deemed to limit the provisions hereof, except as are expressly otherwise provided in a written agreement signed by MIT, the Landlord and the Tenant, the form of which is attached hereto as Exhibit I.

Section 11.12 - Security Deposit.

(a)                                 Letter of Credit.

Concurrent with the execution and delivery of this Lease, Tenant has delivered to Landlord as security for the performance of the obligations of Tenant hereunder a cash deposit or a letter of credit in the amount specified in Section 1.3 in accordance with this Section (as renewed, replaced, increased and/or reduced pursuant to this Section, the “Letter of Credit”).  The Letter of Credit shall be in the form attached as Exhibit G to this Lease or such other form as Landlord may reasonably approve.  If there is more than one Letter of Credit so delivered by Tenant, such Letters of Credit shall be collectively hereinafter referred to as the “Letter of Credit”.  The Letter of Credit (i) shall be irrevocable and shall be issued by a commercial bank reasonably acceptable to Landlord (Landlord hereby approving Silicon Valley Bank as the issuer), (ii) shall require only the presentation to the issuer of a certificate of the holder of the Letter of Credit stating either (a) that a default has occurred under this Lease after the expiration of any applicable notice and cure period (or stating that transmittal of a default notice is barred by applicable bankruptcy or other law if such is die case) or (b) stating that Tenant has not delivered to Landlord a new Letter of Credit having a commencement date immediately following the expiration of the existing Letter of Credit in accordance with the requirements of the Lease, (iii) shall be payable to Landlord and its successors in interest as the Landlord and shall be freely transferable without cost to any such successor or any lender holding a collateral assignment of Landlord’s interest in the Lease, (iv) shall be for an initial term of not less than one year and contain a provision that such term shall be automatically renewed for successive one-year periods unless the issuer shall, at least thirty (30) days prior to the scheduled expiration date, give Landlord written notice of such nonrenewal, and (v) shall otherwise be in form and substance reasonably acceptable to Landlord.  Notwithstanding the foregoing, the term of the Letter of Credit for the final period of the Term shall be for a term ending not earlier then the date sixty (60) days after the last day of the Term.

If Tenant shall be in default under the Lease, after the expiration of any applicable notice or cure period (or if transmittal of a default or other notice is stayed or barred by applicable bankruptcy or other law), Landlord shall be entitled to draw upon the Letter of Credit to the extent reasonably necessary to cure such default.  If, not less than thirty (30) days before the scheduled expiration of the Letter of Credit, Tenant has not delivered to Landlord a new Letter of Credit having a commencement date immediately following the expiration of the existing Letter of Credit in accordance with this Section, Landlord shall also have the right to draw upon the full amount of the Letter of Credit without giving any further notice to Tenant.  Landlord may, but shall not be obligated to, apply the amount so drawn to the extent necessary to cure Tenant’s default under the Lease.  Any funds drawn by Landlord on the Letter of Credit and not applied against amounts due hereunder shall be held by Landlord as a cash security deposit, provided that Landlord shall have no fiduciary duty with regard to such amounts, shall have the right to commingle such amounts with other funds of Landlord, and shall pay no interest on such amounts.  After any application of the Letter of Credit by Landlord in accordance with this paragraph, Tenant shall reinstate the Letter of Credit to the amount then required to be maintained hereunder, within thirty (30) days of demand.  Within sixty (60) days after the expiration or earlier termination of the Term the Letter of Credit and any cash security deposit then being held by Landlord, to the extent not applied, shall be returned to the Tenant provided that no Event of Default is then continuing.

In the event that (i) Tenant is successful in raising no less than One Hundred Twenty Million Dollars ($120,000,000) in an initial public offering, and (ii) Tenant’s market capitalization as shown on Bloomberg exceeds One Billion Dollars ($1,000,000,000) for three (3) consecutive months, then the amount of the Security Deposit shall be reduced to One Million Fifty-Four Thousand Five Hundred Seventy-Four Dollars ($1,054,574.00).  If, after the third anniversary of the Rent Commencement Date, the Security Deposit has been reduced as provided for in the preceding sentence and there has not been an Event of Default by Tenant under the Lease in the payment of Annual Fixed Rent or Additional Rent during the previous three (3) year period and the Tenant is not currently in default (for which notice has been given), the amount of the Security Deposit shall be reduced to Eight Hundred Forty-Six Thousand Six Hundred Fifty-Nine Dollars ($846,659.00).

(b)                                 Pledge.

The Landlord may pledge its right and interest in and to the cash deposit or Letter of Credit to any mortgagee or ground lessor and, in order to perfect such pledge, have such cash deposit or Letter of Credit held in escrow by such mortgagee or ground lessee or grant such mortgagee or ground lessee a security interest therein.  In connection with any such pledge or grant of security interest by the Landlord to a mortgagee or ground lessee (“Pledgee”), Tenant covenants and agrees to cooperate as reasonably requested by the Landlord, in order to permit the Landlord to implement the same on terms and conditions reasonably required by such Pledgee.

(c)                                  Transfer of Security Deposit.

In the event of a sale or other transfer of the Building or transfer of this Lease, Landlord shall transfer the cash deposit or Letter of Credit to the transferee, and Landlord shall thereupon be released by Tenant from all liability for the return of such security.  The provisions hereof shall apply to every transfer or assignment made of the security to such a transferee.  Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Letter of Credit or the proceeds thereof, and that neither Landlord nor its successors or assigns shall be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance.

Section 11.13 - Financial Reporting.

Tenant shall from time to time (but not more often than annually), upon Landlord’s written request, provide Landlord with financial statements of Tenant, together with related statements of Tenant’s operations for Tenant’s most recent fiscal year then ended, certified by an independent certified public accounting firm.  Such delivery shall be subject to Landlord’s execution of Tenant’s standard form of confidentiality agreement.

Section 11.14 - Cambridge Employment Plan.

The Tenant agrees to sign an agreement with the Employment and Training Agency designated by the City Manager of the City of Cambridge as provided in subsections (a)-(g) of Section 24-4 of Ordinance Number 1005 of the City of Cambridge, adopted April 23,1984.

Section 11.15 - Parking and Transportation Demand Management.

Tenant covenants and agrees to work cooperatively with Landlord to develop a parking and transportation demand management (“PTDM”) program that comprises part of a comprehensive PTDM for University Park, provided that such cooperation shall be at no expense to Tenant.  In connection therewith, the use of single occupant vehicle commuting will be discouraged and the use of alternative modes of transportation and/or alternative work hours will be promoted.  Without limitation of the foregoing, Tenant agrees that its PTDM program (and Tenant will require in any sublease or occupancy agreement permitting occupancy in the Premises that such occupant’s PTDM program) will include offering a subsidized MBTA transit pass, either constituting a full subsidy or a subsidy in an amount equal to the maximum deductible amount therefore allowed under the federal tax code, to any employee working in the Premises requesting one.  Tenant agrees to comply with the traffic mitigation measures required by the City of Cambridge, and Tenant shall otherwise comply with all legal requirements of the City of Cambridge pertaining thereto.

Section 11.16 - Solvent Storage.

Landlord shall manage the allocation of solvent storage quantities for tenants in the Building.  Tenant shall have the right to store a total of up to one hundred fifty (150) gallons of liquid solvents on the second and third floors of the Premises.  Additionally, Tenant shall have the right to build a control area for storage of liquid solvents in the portion of the Premises located on the first floor of the Building directly adjacent to the loading area, as shown on Exhibit B hereto (the “Chemical Storage Room”).  Tenant shall be responsible for the cost to design and construct the Chemical Storage Room which may be paid for with the Leasehold Improvements Allowance.  All solvent storage by Tenant shall be subject to Tenant receiving the necessary governmental approvals.  Landlord shall make commercially reasonable efforts to assist in Tenant’s pursuit of securing such approvals.

IN WITNESS WHEREOF, this Lease has been executed and delivered as of the date first above written as a sealed instrument.

LANDLORD:

THIRTY-EIGHT SIDNEY STREET LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	Forest City 38 Sidney Street, Inc.,
a Massachusetts corporation

	By:	/s/ Michael Farley
	Name:	Michael Farley
	Title:	Vice President

TENANT:

BLUEPRINT MEDICINES CORPORATION,
a Delaware corporation

By:	/s/ Jeffrey Albers
Name:	Jeffrey Albers
Title:	CEO

EXHIBIT A
Basic Lease Terms

Premises:	The Premises shall be comprised of approximately 38,536 rentable square feet as follows:

Floor 2: 25,363 rsf Floor 3: 13,173 rsf

Commencement Date:	The date Landlord delivers the Premises to Tenant with the current Tenant vacated and the Landlord’s Work (as defined in Section 2.1) substantially complete.

Scheduled Commencement Date:	June 15, 2015

Rent Commencement Date:	The earlier to occur of (i) Tenant’s occupancy of any part of the Premises for business purposes, or (ii) one hundred fifty (150) days after the Commencement Date.

Annual Fixed Rent for the Term:	$2,312,160.00, as adjusted per the terms of Section 3.1 hereof.

Initial Term:

Seven (7) years, commencing on the Rent Commencement Date and expiring on the seventh (7th) anniversary of the last day of the month in which the day immediately prior to the Rent Commencement Date occurs.

Security Deposit:	$1,265,488.00

Landlord’s Address for Notices:	Forest City Commercial Group, Inc. 1360 Terminal Tower 50 Public Square Cleveland, Ohio 44113 Attention: General Counsel

With a copy to:

Forest City Commercial Management, Inc. 38 Sidney Street Cambridge, Massachusetts 02139-4234 Attention: Asset Manager

Parking Privileges:

During the Term, Tenant shall be entitled to use and shall pay for fifty-eight (58) parking passes in accordance with Section 2.4 of the Lease.  Notwithstanding the foregoing sentence, Tenant shall not be obligated to lease more than thirty-nine (39) parking spaces for one (1) year following the Rent Commencement Date.  Subject to availability, Tenant shall have the right to lease additional parking spaces from Landlord; such lease for additional parking spaces shall be on a month-to-month basis at the then-prevailing fair market value for such parking

i

spaces.

Permitted Uses:	General business and administrative offices, laboratory biotechnology research, animal experimentation and customary accessory uses supporting the foregoing, as set forth in Section 6.1 of the Lease.

Tenant’s Address for Notices:	Prior to the Rent Commencement Date: Blueprint Medicines Corporation 215 First Street Cambridge, MA 02142 Attention: Michael Landsittel

After the Rent Commencement Date, at the Premises, Attention: Michael Landsittel

In either case with a copy to:

Goodwin Procter LLP Exchange Place 53 State Street Boston, MA 02109 Attention: Kingsley Taft

Leasehold Improvements Allowance:	$3,660,920.00

Base Building Allowance:	$600,000.00

Total Rentable Floor Area of Building:	121,622rsf

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EXHIBIT B

FLOOR PLANS SHOWING PREMISES

[SEE ATTACHED]

EXHIBIT B LOCATION OF CHEMICAL STORAGE ROOM

The
Clark
Building

38 Sidney Street
Cambridge, MA 02139

CHEMICAL
STORAGE
ROOM
6'x16'
Transformer Room
Fire Pump Room
Loading Docks
Switchgear Room
Mail Room
W
M
Tele.
Elec.
Jan.
Elev. Pump Room
First Floor Plan
N

UNIVERSITY PARK AT M·I·T

Exhibit B – Premises

Floor 3 | Premises | 38 Sidney Street

EXHIBIT C

STANDARD SERVICES

The building standard services shall be defined by the Landlord and its Management Agent.  A listing of services shall be as promulgated from time to time by the Landlord and shall be further described in the Tenant Handbook.

The following services are provided by the Landlord:

A.                                    Regular maintenance of interior, exterior and parking lot landscaping and University Park common areas.

B.                                    Regular maintenance, sweeping and snow removal of building exterior areas such as roadways, driveways, sidewalks, parking areas and courtyard paving.

C.                                    Complete interior and exterior cleaning of all windows two times per year.

D.                                    Daily, weekday maintenance of hallways, passenger elevators, common area bathrooms, lobby areas and vestibules.

E.                                     Periodic cleaning of stairwells, freight elevators, and back of house areas.

F.                                      Daily, weekday rubbish removal of all tenant trash receptacles in the office space only; Landlord shall provide a dumpster and/or compactor at the loading dock for Building tenants’ use for the disposal of non-hazardous/non-controlled substances, the cost of which shall be an Operating Expense.

G.                                    Daily, weekday cleaning of Tenant space to building standard, in the office space only.

H.                                   Maintenance and repair of base building surveillance and alarm equipment, mechanical, electrical, plumbing and life safety systems.

I.                                        Building surveillance and alarm system operation and live monitoring service to building standard specifications.

J.                                        Conditioned water for HVAC purposes shall be provided to the Premises from central mechanical equipment.

K.                                   Utilities for all interior common areas and exterior building and parking lighting.

L.                                     Lobby Security station to be staffed during the hours of 7:30am to 6:00pm Monday through Friday.  After hours Building access is provided by a CCure card reader access system.

EXHIBIT D

RULES AND REGULATIONS

DEFINITIONS

Wherever in these Rules and Regulations the word “Tenant” is used, it shall be taken to apply to and include the Tenant and its agents, employees, invitees, licensees, contractors, any subtenants and is to be deemed of such number and gender as the circumstances require.  The word “Premises” is to be taken to include the space covered by the Lease.  The word “Landlord” shall be taken to include the employees and agents of Landlord.  Other capitalized terms used but not defined herein shall have the meanings set forth in the Lease.

GENERAL USE OF BUILDING

A.                                    Space for admitting natural light into any public area or tenanted space of the Building shall not be covered or obstructed by Tenant except in a manner approved by Landlord.

B.                                    Toilets, showers and other like apparatus shall be used only for the purpose for which they were constructed.  Any and all damage from misuse shall be borne by Tenant.  These rooms should be locked at all times.

C.                                    Except as otherwise permitted in the Lease, Landlord reserves the right to determine the number of letters allowed Lessee on any directory it maintains.

D.                                    No sign, advertisement, notice or the like, shall be used in the Building by Tenant (other than at its office and then only as approved by Landlord in accordance with building standards).  If Tenant violates the foregoing, Landlord may remove the violation without liability and may charge all costs and expenses incurred in so doing to Tenant.

E.                                     Tenant shall not throw or permit to be thrown anything out of windows or doors or down passages or elsewhere in the Building, or bring or keep any pets therein, or commit or make any indecent or improper acts or noises.  In addition, Tenant shall not do or permit anything which will obstruct, injure, annoy or interfere with other tenants or those having business with them, or affect any insurance rate on the Building or violate any provision of any insurance policy on the Building.

F.                                      Unless expressly permitted by the Landlord in writing:

(1)                                 No additional locks or similar devices shall be attached to any door or window and no keys other than those provided by the Landlord shall be made for any door; provided however, that Tenant may install and manage its own compatible card reader entry system for entry to and within the Premises.  If more than two keys for one lock are desired by the Tenant, the Landlord may provide the same upon payment by the Tenant.  Upon termination of this lease or of the Tenant’s possession, the Lessee shall surrender all keys to the Premises and shall explain to the Landlord all combination locks on safes, cabinets and vaults.

(2)                                 In order to insure proper use and care of the Premises Tenant shall not install any shades, blinds, or awnings or any interior window treatment without consent of Landlord.  Blinds must be building standard.

(3)                                 All doors to the Premises are to be kept closed at all times except when in actual use for entrance to or exit from such Premises.  The Tenant shall be responsible for the locking of doors and the closing of any transoms and windows in and to the Premises.  Any damage or loss resulting from violation of this rule shall be paid for by the Tenant.

(4)                                 The Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery in or about the Premises, or carry on any mechanical business therein except as currently utilized at the Premises or in accordance with the terms of the Lease.  All equipment of any electrical or mechanical nature shall be placed in settings which absorb and prevent any vibration, noise or annoyance.

G.                                    Landlord shall designate the time when and the method whereby freight, small office equipment, furniture, safes and other like articles may be brought into, moved or removed from the Building or Premises, and to designate the location for temporary disposition of such items.

H.                                   In order to insure proper use and care of the Premises Tenant shall not allow anyone other than Landlord’s employees or contractors to clean the Premises without Landlord’s permission, provided, however, that Landlord acknowledges and agrees that Tenant shall clean rooms used for Tenant’s work with animals at the Premises.

I.                                        The Premises shall not be defaced in any way.  No changes in the HVAC, electrical fixtures or other appurtenances of said Premises shall be made except in accordance with the Terms of this Lease.

J.                                        For the general welfare of all tenants and the security of the Building, Landlord may require all persons entering and/or leaving the Building on weekends and holidays and between the hours of 6:00 p.m. and 8:00 a.m. to register with the Building attendant or custodian by signing his name and writing his destination in the Building, and the time of entry and actual or anticipated departure, or other procedures deemed necessary by Landlord.  Landlord may deny entry during such hours to any person who fails to provide satisfactory identification.

K.                                   No animals, birds, pets, and no bicycles or vehicles of any kind shall be brought into or kept in or about said Premises or the lobby or halls of the Building, excepting those animals used for research purposes, by a disabled person, or otherwise within the scope of the Permitted Uses.  Tenant shall not cause or permit any unusual or objectionable odors, noises or vibrations to be produced upon or emanate from said Premises.

L.                                     Unless specifically authorized by Landlord, employees or agents of Landlord shall not perform for nor be asked by Tenant to perform work other than their regularly assigned duties.

M.                                 Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same from occurring.

N.                                    All parking, Building operation, or construction rules and regulations which may be established from time to time by Landlord on a uniform basis shall be obeyed.

O.                                    Tenant shall not place a load on any floor of said Premises exceeding one hundred (100) pounds per square foot.  Landlord reserves the right to prescribe the weight and position of all safes and heavy equipment.

P.                                      Tenant shall not install or use any air conditioning or heating device or system other than in accordance with the terms of the Lease, unless previously approved by Landlord.

Q.                                    Landlord shall have the right to make such other and further reasonable rules and regulations as in the judgment of Landlord, may from time to time be needful for the safety, appearance, care and cleanliness of the Building and for the preservation of good order therein, provided that such other and further reasonable rules and regulations shall not interfere with the Permitted Uses.  Landlord shall not be responsible to Tenant for any violation of rules and regulations by other tenants, provided that the Landlord shall use diligent efforts to enforce the rules and regulations and shall do so in a uniform manner with respect to all tenants of the Building.

R.                                    The Blanche Street private way and loading areas, parking areas, sidewalks, entrances, lobbies, halls, walkways, elevators, stairways and other common area provided by Landlord shall not be obstructed by Tenant, or used for other purpose than for ingress and egress.

S.                                      In order to insure proper use and care of the Premises Tenant shall not install any call boxes or communications systems or wiring of any kind except in accordance with the terms of the Lease.

T.                                     In order to insure proper use and care of the Premises Tenant shall not manufacture any commodity, or prepare or dispense for sales any foods or beverages, tobacco, flowers, or other commodities or articles, except vending machines for the benefit of employees and invitees of Tenant, without the written consent of Landlord.

U.                                    In order to insure use and care of the Premises Tenant shall not enter any janitors’ closets, mechanical or electrical areas, telephone closets, loading areas, roof or Building storage areas (except to the extent completely located within the Premises) without reasonable notice to Landlord.

V.                                    In order to insure proper use and care of the Premises Tenant shall not place door mats in public corridors without consent of Landlord.

EXHIBIT E

WORK LETTER

1.                                      Tenant, at its expense, shall be responsible for the preparation of the architectural plans and the mechanical, electrical and plumbing engineering plans and specifications (the “Tenant Plans”) necessary for the construction of Tenant’s leasehold improvements (the “Tenant Work”).  The Tenant Plans shall be subject to Landlord’s approval, not to be unreasonably withheld or delayed.  Tenant may use the Leasehold Improvements Allowance to pay for said Tenant Plans.  Tenant may select its own architect and engineers, subject to Landlord’s reasonable approval.

2.                                      Subject to Landlord’s reasonable approval, Tenant shall have the right, at its expense, to hire and manage a mutually reasonably approved contractor, subcontractors, engineers, architects, and construction manager to perform the Tenant Work.  All work to be performed in the Premises shall be subject to Landlord approval which shall not be unreasonably withheld, and performed in accordance with established tenant construction rules and regulations.  There shall be no Landlord coordination, overhead or contractor supervision fees.  However, Landlord shall be reimbursed, from the Leasehold Improvements Allowance, for any third-party, out-of-pocket expenses incurred by Landlord in the review and approval of Tenant’s plans, specifications, improvements and construction.  During Tenant’s construction, during normal business hours, at no additional cost, Tenant shall have access to the base building infrastructure such as electric power, freight elevator, HVAC and utilization of the available building chases for ducting purposes.  Should any of this work affect other building tenants, then die timing of the work will need to be scheduled and approved by Landlord.

3.                                      Landlord shall provide to Tenant the Leasehold Improvements Allowance and the Base Building Allowance, for application to the costs and expenses, more particularly set forth below, incurred by or on behalf of Tenant.  If Tenant incurs costs in excess of the Leasehold Improvements Allowance or the Base Building Allowance, as applicable, then all such excess costs shall be born solely by Tenant.  The Tenant must apply to Landlord for reimbursement from the Leasehold Improvements Allowance or the Base Building Allowance within one (1) year after the Rent Commencement Date.  Any portion of such Leasehold Improvements Allowance or Base Building Allowance for which application for reimbursement has not been made within such one (1) year period shall be cancelled and no longer available.

4.                                      The application of the Leasehold Improvements Allowance by Landlord shall be limited to payment of the following costs and expenses incurred by or on behalf of Tenant in connection with the Improvements:  (i) the actual documented and verified cost pursuant to Tenant’s design and construction contracts, including without limitation the associated contractor’s overhead and profit and general conditions, incurred in the construction of the Improvements to the Premises, (ii) data/telecom cabling, and (iii) move-related expenses, The Leasehold Improvements Allowance shall not be used for the making of improvements, installation of fixtures or incorporation of other items which are moveable rather than permanent improvements in the nature of trade fixtures, examples of which may include furniture, telephone communications and security equipment, and bench-top laboratory equipment items such as microscopes.

5.                                      The application of the Base Building Allowance by Landlord shall be limited to payment of the actual documented and verified costs incurred solely in connection with the construction of improvements to the base building systems and equipment, which shall include the purchase and installation of a 200 ton air cooled chiller, a 25,000 cfm AHU and a 36,000 cfm utility set roof fan, and any related electrical improvements to support such equipment.  The Base Building Allowance shall not be used for the making of improvements in the Premises unrelated to the base building systems.

6.                                      During the construction of any Improvements with respect to which Tenant desires to have the Leasehold Improvements Allowance or Base Building Allowance applied, and in accordance with the commercially reasonable terms and conditions typically imposed upon a landlord pursuant to a construction loan agreement, such as, without limitation, retainage, lien waiver, and other requisition conditions, Tenant shall, on a monthly basis (as the Tenant’s contractor submits to Tenant its application for payment), deliver to Landlord a requisition for payment showing the costs of the leasehold improvements in question and the amount of the current payment requested from Landlord for disbursement from the Leasehold Improvements Allowance or Base Building Allowance within thirty (30) days after receipt of Tenant’s requisition.  Payments made on account of Tenant’s requisitions shall be made from the Leasehold Improvements Allowance or Base Building Allowance, as applicable.  Following the completion of any such Improvements, Tenant shall deliver to the Landlord, within ninety (90) days of completion, a statement showing the final costs of such Improvements, the amounts paid to date, or on behalf of the Tenant, and any amounts available for release of retainage.

EXHIBIT F

TENANT CONSTRUCTION WORK AT UNIVERSITY PARK

The tenant construction work procedure at University Park is designed to provide efficient scheduling of work while protecting other tenants from unnecessary noise and inconvenience.  The attached document explains the procedure and has been prepared in keeping with the standard lease at University Park.  It contains detailed information to assist you in planning construction projects.  Please review it carefully before design begins.

SUMMARY

1.                                      Contact the Property Manager as the first step.  The Property Manager will be happy to assist you in completing your project efficiently.

2.                                      Incorporate the provisions of the attached document and the “Indoor Air Quality Guidelines for Tenant Improvement Work” into all of your agreements and contracts.  You will need written approval from Forest City Commercial Management before contracting any work.

3.                                      At least four weeks before construction provide four sets of drawings and plans to the Property Manager for approval.  The Property Manager must also approve your list of contractors and subcontractors.

4.                                      At least two weeks before construction, submit to the Property Manager detailed schedules; addresses and telephone numbers of supervisors, contractors and subcontractors; copies of permits; proof of current insurance; Payment, Performance and Lien bonds; and notice of any contractor’s involvement in a labor dispute.

5.                                      We will generally require that you conduct noisy, disruptive or odor and dust producing work, as well as the delivery of construction materials, outside of regular business hours.

6.                                      We expect all contractors to maintain safe and orderly conditions, labor harmony and proper handling of any hazardous materials.  We may stop any work that does not meet the conditions outlined in the attached document.

7.                                      Before occupying the completed space, submit the final certificate of occupancy and any other approvals to the Property Manager.  We also require an air balancing report signed by a professional engineer.  A complete set of “as built” sepia drawings as well as electronic “as-built” drawings in AutoCAD Release 12, DXF format must be hand delivered to the Property Manager.

Please note that this summary highlights key aspects of the attached document (entitled Rules and Regulations for Design and Construction of Tenant Work) for your convenience and does not supersede it in any way.

1.                                      DEFINITIONS

1.1	Buildings:
University Park at MIT:

38 Sidney, 45 Sidney, 75 Sidney, 64 Sidney, 88 Sidney, 26 Landsdowne, 35 Landsdowne, 40 Landsdowne, 65 Landsdowne and 350 Mass. Ave

1.2	Property Manager:	Jay Kiely, or such other individual as Landlord may designate, from time to time.

1.3	INTENTIONALLY OMITTED

1.4	Consultants:	Any architectural, engineering, or design consultant engaged by a Tenant in connection with Tenant Work.

1.5	Contractor:	Any Contractor engaged by a Tenant of the Building for the performance of any Tenant Work, and any Subcontractor, employed by any such Contractor.

1.6	Plans:	All architectural, electrical and mechanical construction drawings and specifications required for the proper construction of the Tenant Work.

1.7	Regular Business Hours:	Monday through Friday, 7:30 A.M. through 5:30 P.M., excluding holidays.

1.8	Tenant:	Any occupant of the Building.

1.9	Tenant Work:	Any alternations, improvements, additions, repairs or installations in the Building performed by or on behalf of any Tenant.

1.10	Tradesperson:	Any employee (including, without limitation, any mechanic, laborer, or Tradesperson) employed by a Contractor performing Tenant Work.

2.0                               GENERAL

2.1                               All Tenant Work shall be performed in accordance with these rules and regulations and the applicable provisions of the Lease.

2.2                               The provisions of these rules and regulations shall be incorporated in all agreements governing the performance of all Tenant Work, including, without limitation, any agreements governing services to be rendered by each Contractor and Consultant

2.3                               Except as otherwise provided in these Rules and Regulations, all inquiries, submissions and approvals in connection with any Tenant Work shall be processed through the Property Manager.

3.                                      PLANS

3.1                               Review and Approval:

Any Tenant wishing to perform Tenant Work must first obtain the Landlord’s written approval of its plans for such Tenant Work.  Landlord will allow the Tenant the right to choose its own space planner (s) and architect for the design of the tenant work, provided, however, Tenant shall be required to retain under separate contract Landlord’s mechanical, electrical, plumbing and structural engineers (s) with respect to such Tenant work to ensure operating consistency of the Premises with the building.  Under no circumstances will any Tenant Work be permitted prior to such approval.  Such approval shall be obtained prior to the execution of any agreement with any Contractor for the performance of such Tenant Work.

3.2                               Submission

Requirements:                                                                                                                 a.                                      Any Tenant performing Tenant Work shall, at the earliest possible time but at least four weeks before any Tenant Work is to begin, furnish to the Property Manager four full sets of plans and specifications describing such Tenant Work.

b.                                      Intentionally Omitted.

c.                                       The design manifested in the Plans will be reviewed by the Landlord and shall comply with his requirements so as to avoid aesthetic or other conflicts with the design and function of the Tenant’s premises and of the Building as a whole.

4.                                      PRECONSTRUCTION NOTIFICATION AND APPROVALS

4.1                               Approval to Commence Work

a.                                      Tenant shall submit to Property Manager, for the approval of Property Manager, the names of all prospective Contractors prior to issuing any bid packages to such Contractors.

b.                                      No Tenant Work shall be undertaken by any Contractor or Tradesperson unless and until all the matters set forth in Article 4.2 below have been received for the Tenant Work in question and unless Properly Manager has approved the matters set forth in Article 4.2 below.

4.2                               No Tenant Work shall be performed unless, at least two weeks before any Tenant Work is to begin, all of the following has been provided to the Property Manager and approved.  In the event that Tenant proposes to change any of the following, the Property Manager shall be immediately notified of such change and such change shall be subject to the approval of the Property Manager:

a.                                      Schedule for the work, indicating start and completion dates, any phasing and special working hours, and also a list of anticipated shutdowns of building systems.

b.                                      List of all Contractors and Subcontractors, including addresses, telephone numbers, trades employed, and the union affiliation, if any, of each Contractor and Subcontractor.

c.                                       Names and telephone numbers of the supervisors of the work.

d.                                      Copies of all necessary governmental permits, licenses and approvals.

e.                                       Proof of current insurance, to the limits set out in Exhibit A to these Rules and Regulations, naming Landlord as an additional insured party.

f.                                        Notice of the involvement of any Contractor in any ongoing or threatened labor dispute.

g.                                       Payment, Performance and Lien Bonds from sureties acceptable to Landlord, in form acceptable to Landlord, naming Landlord as an additional obligee.

h.                                      Evidence that Tenant has made provision for either written waivers of lien from all Contractors and suppliers of material, or other appropriate protective measures approved by Landlord.

4.3                               Reporting Incidents

All accidents, disturbances, labor disputes or threats thereof, and other noteworthy events pertaining to the Building or the Tenant’s property shall be reported immediately to the Property Manager.  A written report must follow within 24 hours.

5.                                      CONSTRUCTION SCHEDULE

5.1                               Coordination

a.                                      All Tenant Work shall be carried out expeditiously and with minimum disturbance and disruption to the operation of the Building and without causing discomfort, inconvenience, or annoyance to any of the other tenants or occupants of the Building or the public at large.

b.                                      All schedules for the performance of construction, including materials deliveries, must be coordinated through the Property Manager.  The Property Manager shall have the right, without incurring any liability to any Tenant, to stop activities and/or to require rescheduling of Tenant Work based upon adverse impact on the tenants or occupants of the Building or on the maintenance or operation of the Building.

c.                                       If any tenant Work requires the shutdown of risers and mains for electrical, mechanical, sprinklers and plumbing work, such work shall be supervised by a representative of Landlord.  No Tenant Work will be performed in the Building’s mechanical or electrical equipment rooms without both Landlord’s prior approval and the supervision of a representative of Landlord, the cost of which shall be reimbursed by the Tenants.

5.2                              Time Restrictions

a.                                      Subject to Paragraph 5.1 of these rules and regulations, general construction work will generally be permitted at all times, including during Regular Business Hours.

b.                                      Tenant shall provide the Property Manager with at least twenty-four (24) hours notice before proceeding with Special Work, as hereinafter defined, and such Special Work will be permitted only at times agreed to by the Property Manager during periods outside of Regular Business Hours.  “Special Work” shall be defined as the following operations:

(1)                                 All utility disruptions, shutoffs and turnovers;

(2)                                 Activities involving high levels of noise, including demolition, coring, drilling and ramsetting;

(3)                                 Activities resulting in excessive dust or odors, including demolition and spray painting.

c.                                       The delivery of construction materials to the Building, their distribution within the Building, and the removal of waste materials shall also be confined to periods outside Regular Business Hours, unless otherwise specifically permitted in writing by the Property Manager.

d.                                      If coordination, labor disputes or other circumstances require, the Property Manager may change the hours during which regular construction work can be scheduled and/or restrict or refuse entry to and exit from the Building by any Contractor.

6.                                      CONTRACTOR PERSONNEL

6.1                               Work in Harmony

a.                                      All Contractors shall be responsible for employing skilled and competent personnel and suppliers who shall abide by the rules and regulations herein set forth as amended from time to time by Landlord.

b.                                      No Tenant shall at any time, either directly or indirectly, employ, permit the employment, or continue the employment of any Contractor if such employment or continued employment will or does interfere or cause any labor disharmony, coordination difficulty, delay or conflict with any other contractors engaged in construction work in or about the Building or the complex in which the Building is located.

c.                                       Should a work stoppage or other action occur anywhere in or about the Building as a result of the presence, anywhere in the Building, of a Contractor engaged directly or indirectly by a Tenant, or should such Contractor be deemed by Landlord to have violated any applicable rules or regulations, then upon twelve hours written notice, Landlord may, without incurring any liability to Tenant or said Contractor, require any such Contractor to vacate the premises demised by such Tenant and the Building, and to cease all further construction work therein.

6.2                               Conduct

a.                                      While in or about the Building, all Tradespersons shall perform in a dignified, quiet, courteous, and professional manner at all times.  Tradespersons shall wear clothing suitable for their work and shall remain fully attired at all times.  All Contractors will be responsible for their Tradespersons’ proper behavior and conduct.

b.                                      The Property Manager reserves the right to remove anyone who, or any Contractor which; is causing a disturbance to any tenant or occupant of the Building or any other person using or servicing the Building; is interfering with the work of others; or is in any other way displaying conduct or performance not compatible with the Landlord’s standards.

6.3                               Access

a.                                      All Contractors and Tradespersons shall contact the Property Manager prior to commencing work, to confirm work location and Building access, including elevator usage and times of operation.  Access to the Building before and after Regular Business Hours or any other hours designated from time to time by the Building Manger and all day on weekends and holidays will only be provided when twenty-four (24) hours advanced notice is given to the Property Manager.

b.                                      No Contractor or Tradesperson will be permitted to enter any private or public space in the Building, other than the common areas of the Building necessary to give direct access to the premises of Tenant for which he has been employed, without the prior approval of the Property Manager.

c.                                       All Contractors and Tradespersons must obtain permission from the Property Manager prior to undertaking work in any space outside of the Tenant’s premises.  This requirement specifically includes ceiling spaces below the premises where any work required must be undertaken at the convenience of the affected Tenant and outside of Regular Business Hours.  Contractors undertaking such work shall ensure that all work, including work required to reinstate removed items and cleaning, be completed prior to opening of the next business day.

d.                                      Contractors shall ensure that all furniture, equipment and accessories in areas potentially affected by any Tenant Work shall be adequately protected by means of drop cloths or other appropriate measures.  In addition, all Contractors shall be responsible for maintain security to the extent required by the Property Manager.

e.                                       Temporary access doors for tenant construction areas connecting with a public corridor will be building standards, i.e., door, frame, hardware and lockset.  A copy of the key will be furnished to the Property Manager.

6.4                               Safety

a.                                      All Contractors shall police ongoing construction operations and activities at all times, keeping the premises orderly, maintaining cleanliness in and about the premises, and ensuring safety and protection of all areas, including truck docks, elevators, lobbies and all other public areas which are used for access to the premises.

b.                                      All Contractors shall appoint a supervisor who shall be responsible for all safety measures, as well as for compliance with all applicable governmental laws, ordinances, rules and regulations such as, for example, “OSHA” and “Right-to-Know” legislation.

c.                                       Any damage caused by Tradespersons or other Contractor employees shall be the responsibility of the Tenant employing the Contractor.  Costs for repairing such damage shall be charge directly to such Tenant.

6.5                               Parking

a.                                      Parking is not allowed in or near truck docks, in handicapped or fire access lanes, or any private ways in or surrounding the property, vehicles so parked will be towed at the expense of the Tenant who has engaged the Contractor for whom the owner of such vehicle is employed.

b.                                      The availability of parking in any parking areas of the Building is limited.  Use of such parking for Contractors and their personnel is restricted and must be arranged with and approved by the Property Manager.

7.                                      BUILDING MATERIALS

7.1                               Delivery

All deliveries of construction materials shall be made at the predetermined times approved by the Property Manager and shall be effected safely and expeditiously only at the location determined by the Property Manager.

7.2                               Transportation in Building

a.                                      Distribution of materials from delivery point to the work area in the Building shall be accomplished with the least disruption to the operation of the Building possible.  Elevators will be assigned for material delivery and will be controlled by the Building management.

b.                                      Contractors shall provide adequate protection to all carpets, wall surfaces, doors and trim in all public areas through which materials are transported.  Contractors shall continuously clean all such areas.  Protective measures shall include runners over carpet, padding in elevators and any other measures determined by the Property Manager.

c.                                       Any damage caused to the Building through the movement of construction materials or otherwise shall be the responsibility of Tenant who has engaged the

Contractor involved.  Charges for such damage will be submitted by the Landlord directly to the Tenant.

7.3                               Storage and Placement

a.                                      All construction materials shall be stored only in the premises where they are to be installed.  No storage of materials will be permitted in any public areas, loading docks or corridors leading to the premises.

b.                                      No flammable, toxic, or otherwise hazardous materials may be brought in or about the Building unless:  (i) authorized by the Property Manager, (ii) all applicable laws, ordinances, rules and regulations are complied with, and (iii) all necessary permits have been obtained.  All necessary precautions shall be taken by the Contractor handling such materials against damage or injury caused by such materials.

c.                                       All materials required for the construction of the premises must comply with Building standards, must conform with the plans and specifications approved by Landlord, and must be installed in the locations shown on the drawings approved by the Landlord.

d.                                      All work shall be subject to reasonable supervision and inspection by Landlord’s Representative.

e.                                       No alternations to approved plans will be made without prior knowledge and approval of the Property Manager.  Such changes shall be documented on the as-built drawings required to be delivered to Landlord pursuant to Paragraph 10 of the rules and regulations.

f.                                        All protective devices (e.g., temporary enclosures and partitions) and materials, as well as their placement, must be approved by the Property Manager.

g.                                       It is the responsibility of Contractors to ensure that the temporary placement of materials does not impose a hazard to the Building or its occupants, either through overloading, or interference with Building systems, access, egress or in any other manner whatsoever.

h.                                      All existing and/or new openings made through the floor slab for piping, cabling, etc. must be packed solid with fiberglass insulation to make openings smoke tight.  All holes in the floor slab at abandoned floor outlets, etc. will be filled with solid concrete.

7.4                               Salvage and Waste Removal

a.                                      All rubbish, waste and debris shall be neatly and cleanly removed from the Building by Contractors daily unless otherwise approved by the Property Manager.  The Building’s trash compactor shall not be used for construction or other debris.  For any demolition and debris, each Contractor must make arrangements with the Property Manager for the scheduling and location of an additional dumpster to be supplied at the cost of the Tenant engaging such Contractor.  Where, in the opinion of the Property Manager, such arrangements are not practical, such Contractors will make alternative arrangements for removal at the cost of the Tenant engaging such Contractors.

b.                                      Toxic or flammable waste is to be properly removed daily and disposed of in full accordance with all applicable laws, ordinances, rules and regulations.

c.                                       Contractors shall, prior to removing any item (including, without limitation, building standard doors, frames and hardware, light fixtures, ceiling diffusers, ceiling exhaust fans, sprinkler heads, fire horns, ceiling speakers and smoke detectors) from the Building, notify the Property Manager that it intends to remove such item.  At the election of Property Manager, Contractors shall deliver any such items to the Property Manager.  Such items will be delivered, without cost, to an area designated by the Property Manager which area shall be within the Building or the complex in which the Building is located.

8.                                      PAYMENT OF CONTRACTORS

Tenant shall promptly pay the cost of all Tenant Work so that Tenant’s premises and the Building shall be free of liens for labor or materials.  If any mechanic’s lien is filed against the Building or any part thereof which is claimed to be attributable to the Tenant, its agents, employees or contractors, Tenant shall give immediate notice of such lien to the Landlord and shall promptly discharge the same by payment or filing any necessary bond within 10 days after Tenant has first notice of such mechanic’s lien.

9.                                      CONTRACTORS INSURANCE

Prior to commencing any Tenant Work, and throughout the performance of the Tenant Work, each Contractor shall obtain and maintain insurance in accordance with Exhibit A attached hereto.  Each Contractor shall, prior to making entry into the Building provide Landlord with certificates that such insurance is in full force and effect.

10.                               SUBMISSIONS UPON COMPLETION

a.                                      Upon completion of any Tenant Work, Tenant shall submit to Landlord a permanent certificate of occupancy and final approval of any other governmental agencies having jurisdiction.

b.                                      A properly executed air balancing report, signed by a professional engineer, shall be submitted to Landlord upon completion of all mechanical work.  Such report shall be subject to Landlord’s approval.

c.                                       Tenant shall submit to Landlord’s Representative a final “as-built” set of sepia drawings as well as electronic “as-built” drawings in AutoCAD Release 12, DXF format.

11.                               ADJUSTMENT OF REGULATIONS

These Rules and Regulations may be amended from time to time in accordance with the reasonable judgment of Landlord.

12.                               CONFLICT BETWEEN RULES AND REGULATIONS AND LEASE

In the event of any conflict between the Lease and these rules and regulations, the terms of the Lease shall control.

EXHIBIT A

TO

CONSTRUCTION RULES AND REGULATIONS

INSURANCE REQUIREMENTS FOR CONTRACTORS

When Tenant Work is to be done by Contractors in the Building, the Tenant authorizing such work shall be responsible for including tin the contract for such work the following insurance and indemnity requirements to the extent that they are applicable.  Insurance certificates must be received prior to construction.  Landlord shall be named as an additional insured party on all certificates.

INSURANCE

Each Contractor and each Subcontractor shall, until the completion of the Tenant Work in question, procure and maintain at its expense, the following insurance coverages with companies acceptable to Landlord in the following minimum limits:

Workers’ Compensation

(including coverage for Occupational Disease)

Limit of Liability

Workers’ Compensation	Statutory Benefits

Employer’s Liability	$500,000

Comprehensive General Liability

(including Broad Form Comprehensive Liability Enhancement, Contractual Liability assumed by the Contractor and the Tenant under Article 15.3 of the Lease and Completed Operations coverage)

Limit of Liability

Bodily Injury & Property Damage	$5,000,000 combined single limit

Comprehensive Automobile Liability

(including coverage for Hired and Non-owned Automobiles)

Limit of Liability

Bodily Injury & Property Damage	$1,000,000 per occurrence

SUPPLEMENT TO RULES AND REGULATIONS FOR

DESIGN CONSTRUCTION OF TENANT WORK

FACT SHEET FOR UNIVERSITY PARK

1.                                      PROPERTY MANAGER’S OFFICE

CONTACT(S):	Jay Kiely, Property Manager
Robyn Arruda, Asst. Property Manager
Eddie Arruda, Chief Engineer

LOCATION:	Forest City Management
38 Sidney Street
Cambridge, MA 02139

TELEPHONE NUMBER:	(617) 494-9330

2.                                      PERSONNEL, MATERIAL AND EQUIPMENT ACCESS

LOCATION OF LOADING DOCK:

NORMAL HOURS OF ACCESS:	7:30 A.M. TO 5:30 P.M.

ENTRANCES NOT AVAILABLE:	All building lobbies.

3.                                      USE OF ELEVATORS

LOCATION OF ELEVATORS:	Specific locations of service elevators will be pointed out by the building staff.

NORMAL HOURS OF OPERATION:	7:30 A.M. to 5:30 P.M.

OVERTIME OPERATION CHARGES:	$40.00 per hour

ELEVATORS NOT AVAILABLE:	All passenger elevators.

4.                                      SPECIAL CONDITIONS AND PRECAUTIONS

As University Park consists of multi-use buildings incorporating offices, retail and hotel suites, special care must be taken to control noise at all times.

All window blinds are to be removed prior to construction and replaced without damage immediately after completion of construction by the tenant and/or his contractor.

EXHIBIT G

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

DATE:                              , 200

BENEFICIARY:

APPLICANT:

AMOUNT:  US$                                  ($                         and 00/100 U.S. DOLLARS)

EXPIRATION DATE:                            , 200

LOCATION:  AT OUR COUNTERS IN SKOKIE, ILLINOIS

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.                                           IN YOUR FAVOR AVAILABLE BY YOUR DRAFT IN THE FORM OF “ANNEX 1” ATTACHED DRAWN ON US AT SIGHT AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

A DATED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OF THE BENEFICIARY ON BENEFICIARY’S LETTERHEAD READING AS FOLLOWS:

(A)                               THE AMOUNT REPRESENTS FUNDS DUE AND OWING TO US PURSUANT TO THE TERMS OF THAT CERTAIN LEASE BY AND BETWEEN                                           , AS LANDLORD, AND                                           , AS TENANT

OR

(B)                                              HEREBY CERTIFIES THAT IT HAS RECEIVED NOTICE FROM                                THAT THE LETTER OF CREDIT NO.                   WILL NOT BE

RENEWED, AND THAT IT HAS NOT RECEIVED A REPLACEMENT OF THIS LETTER OF CREDIT FROM                                            SATISFACTORY TO                  AT LEAST THIRTY (30) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

THE LEASE MENTIONED IN THIS LETTER OF CREDIT IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT OR CONDITION, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST NINETY (90) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU AND THE APPLICANT BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESSES THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE.

THIS LETTER OF CREDIT MAY BE TRANSFERRED (AND THE PROCEEDS HEREOF ASSIGNED, WHICH ARE COLLECTIVELY REFERRED TO HEREAFTER AS A TRANSFER), AT THE EXPENSE OF THE APPLICANT (WHICH PAYMENT SHALL NOT BE A CONDITION TO ANY TRANSFER), ONE OR MORE TIMES BUT IN EACH INSTANCE TO A SINGLE BENEFICIARY AND ONLY IN THE FULL AMOUNT AVAILABLE TO BE DRAWN UNDER THE LETTER OF CREDIT.  ANY SUCH TRANSFER MAY BE EFFECTED ONLY UPON PRESENTATION TO US, THE ISSUING BANK, AT THE BELOW SPECIFIED OFFICE, OF THE ATTACHED “EXHIBIT A” DULY COMPLETED AND EXECUTED BY THE BENEFICIARY AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS), IF ANY.  ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR BELOW SPECIFIED OFFICE.  EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE ORIGINAL LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL LETTER OF CREDIT TO THE TRANSFEREE.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE DATED CERTIFICATION PRIOR TO                A.M.                                TIME, ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT:                                                                                , ATTENTION:  STANDBY LETTER OF CREDIT SECTION OR BY FACSIMILE TRANSMISSION AT:  (      )                       ; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO:  (      )                       , ATTENTION:  STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE.

PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER SHALL BE MADE BY BANK IN IMMEDIATELY AVAILABLE U.S. FUNDS DURING NORMAL BUSINESS HOURS OF THE BANK’S OFFICE WITHIN TWO (2) BUSINESS DAYS AFTER PRESENTATION NOTWITHSTANDING ANYTHING TO THE CONTRARY IN ARTICLE 13B OR ARTICLE 14(D)(1) OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500

WE HEREBY CERTIFY THAT THIS IS AN UNCONDITIONAL AND IRREVOCABLE CREDIT AND AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE

DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

EXCEPT AS OTHERWISE EXPRESSLY STATED, THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

ANNEX 1

BILL OF EXCHANGE

DATE:

AT                                                           SIGHT OF THIS BILL OF EXCHANGE PAY TO THE ORDER OF                                                              US                                                                                   DOLLARS (US $                 )

DRAWN UNDER

CREDIT NUMBER NO.	DATED

TO:

Authorized Signature

EXHIBIT “A”

DATE:

TO:	RE: STANDBY LETTER OF CREDIT
NO.
ISSUED BY

LADIES AND GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE.  TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE.  ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND

FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,	SIGNATURE AUTHENTICATED

(BENEFICIARY’S NAME)	(Name of Bank)

SIGNATURE OF BENEFICIARY	(authorized signature)

EXHIBIT H

Expedited Dispute Resolution Procedure

Any dispute or determination by a party hereto which, pursuant to the terms of this Lease, may be resolved pursuant to this Exhibit I shall be undertaken in accordance with the following provisions:

(a)                                 In the event of any such dispute, the complaining party (the “Claimant”) shall serve upon the other party (the “Respondent”) by registered mail or hand delivery a written demand for arbitration (the “Dispute Notice”), setting forth with particularity the nature of the dispute.  The Claimant shall simultaneously serve any request (the “Document Request”) for production of relevant documents from the Respondent.  The service of such Dispute Notice and Document Request shall be effective upon receipt thereof.  Failure to serve a Document Request shall constitute a waiver by the Claimant of any right to demand documents from the Respondent, except as provided in Subparagraph (c) below.  The Dispute Notice shall also be delivered to the Boston office of the American Arbitration Association (the “AAA”) which shall select an arbitrator to conduct the arbitration (hereinafter the “Arbitrator”), the choice of which shall be binding on the parties.  If the Arbitrator believes he/she has a material conflict of interest with any of the parties, the AAA shall select an alternative Arbitrator within ten (10) business days of receipt of the Dispute Notice.  If AAA shall cease to exist and/or shall decline to serve under this Lease as to all or any particular dispute submitted thereto for arbitration, or within ten (10) business days of receipt of a Dispute Notice, shall fail to select an Arbitrator, then, and in any such event, the parties shall mutually select an alternative arbitrator for their dispute(s) and, in the absence of agreement within a period of ten (10) business days, either party shall have the right, on notice to the other, to apply to the President of the Boston Bar Association for selection of an independent arbitrator.

(b)                                 Response by Respondent.  Within ten (10) business days of receipt of a Dispute Notice and Document Request, the Respondent shall serve a detailed written response to the Dispute Notice, including any arbitrable counterclaims, and shall produce all non privileged documents called for in the Document Request.  At the same time, Respondent shall serve any Document Request on Claimant, failing which Respondent shall be deemed to have waived any right to demand documents from Claimant.  Within two (2) business days of delivery of the response, all undisputed amounts shall be paid by Respondent by wire transfer.

(c)                                  Response by Claimant.  Within ten (10) business days of receipt of such written response, the Claimant shall serve a reply to any counterclaims asserted by Respondent and shall produce all non privileged documents requested by Respondent.  At the same time, the Claimant may serve a second Document Request limited to documents relevant to Respondent’s counterclaim.  Within two (2) business days of delivery of the reply to any counterclaims, all undisputed amounts shall be paid by the Claimant by wire transfer.

(d)                                 Response by Respondent.  Respondent shall produce all non privileged documents called for in any such second Document Request within ten (10) business days of service thereof.

(e)                                  Appearance Before Arbitrator.  Within thirty five (35) business days of service of the Dispute Notice, any arbitrable dispute shall be submitted to the Arbitrator, whose decision shall be final, binding and non appealable, and may be entered and enforced as a judgment by any court of competent jurisdiction.  The Arbitrator shall consider and determine only matters properly subject to arbitration pursuant to this Lease.

The Arbitrator shall, in consultation with the parties, establish such further procedures, including hearings, as he or she deems appropriate, provided, however, that a decision of the dispute (including counterclaims) shall be rendered no later than sixty (60) business days after service of the Dispute Notice.

(f)                                   Final Decision; Fees and Expenses.  The Arbitrator’s decision shall be in writing, and shall include findings of fact and a concise explanation of the reasons for the decision.  The decision shall be delivered to the parties immediately.  The Arbitrator’s fees and expenses shall be borne by one or both of the parties in accordance with the direction of the Arbitrator, who shall be guided in such determination by the results of the arbitration.  If any party refuses to appear before the Arbitrator or to respond as required in subparagraphs (a) through (e) above, the Arbitrator shall decide the matter as by default against the non appearing party, and such decision shall be final, binding and non appealable to the same extent as a decision rendered with the full participation of such party.